Exhibit 10.1

LEASE

BETWEEN

SKYLINE COMMERCIAL REAL ESTATE HOLDINGS INC.
(Landlord) and
MOLD-MASTERS (2007) LIMITED
(Tenant)

Date:    June 22, 2017

Property:	233 and 239 Armstrong Avenue, Georgetown (Halton Hills), Ontario
Term:    15 years and 9 days

TABLE OF CONTENTS

ARTICLE I    BASIC TERMS    1

1.1	Summary of Principal Terms 1

1.2	Grant and Property 2

1.3	Term and Commencement 2

1.4	Rent 2

1.5	Base Rent 3

1.6	Additional Rent 3

1.7	Security Deposit 4

1.8	Net Lease 5

1.9	Right to Extend Term 5

1.10	Indemnity 7
ARTICLE II    INTERPRETATION    7

2.1	Definitions 7

2.2	Schedules 14

2.3	“Tenant” Defined, Use of Pronoun 15

2.4	Number, Severability, Use of Certain Words 15

2.5	Headings 15

2.6	Landlord’s Consent 15
ARTICLE III    PREMISES AND USE    15

3.1	Acceptance of Property 15

3.2	Possession 16

3.3	Use and Business Name 16

3.4	Keys 16

3.5	Right of Landlord to Show Property 16

3.6	Trade Fixtures and Leasehold Improvements 16

3.7	Parking Lot License 17

3.8	Release Respecting Easement 547033 17
ARTICLE IV    PAYMENTS BY TENANT    18

4.1	Payment Arrangements 18

4.2	Late Payment Charges 18
ARTICLE V    UTILITIES AND OTHER SERVICES    18

5.1	Utilities 18

5.2	Electrical and Other Service Facilities 18

5.3	Energy Conservation 19

5.4	Sprinkler System 19
ARTICLE VI    OPERATING COSTS    19

6.1 Operating Costs	19
ARTICLE VII    TAXES    20

7.1	HST 20

7.2	Realty Taxes 20
ARTICLE VIII    MAINTENANCE AND REPAIR    21

8.1	Repairs, Maintenance and Replacement by Tenant 21

8.2	Capital Repairs 22

8.3	Right of Landlord to Inspect and Require Repairs 23

8.4	Exclusions from Tenant’s Obligation to Repair 23

8.5	Right of Landlord to Assume Tenant’s Repair Obligations at Tenant’s Cost 23

8.6	Repair, Maintenance and Replacement by Landlord 24

8.7	Repair Where the Tenant at Fault 24

8.8	Tenant to Advise of Deficiencies 24

8.9	Landlord’s Recovery (“Chargebacks”) 25
ARTICLE IX    ADDITIONAL COVENANTS OF THE TENANT    25

9.1	Signs, Awnings, Canopies, Advertising and Naming Rights 25

9.2	Overloading, Waste and Nuisance 25

9.3	Heating of the Building 26

9.4	Compliance with Environmental Laws 26

9.5	Compliance with All Applicable Laws 27

9.6	Tenant’s Obligations upon Termination of Lease 27
ARTICLE X    ADDITIONAL COVENANTS OF THE LANDLORD    28

10.1 Quiet Enjoyment	28
ARTICLE XI    INSURANCE, LIABILITY AND INDEMNITY    29

11.1	Tenant’s Insurance 29

11.2	Landlord’s Insurance 31

11.3	Use of Property (Insurance) 31

11.4	Indemnification 31

11.5	Liability to Invitees, Licensees 32

11.6	Benefit of Release 32

11.7	Mutual Release 33
ARTICLE XII    ALTERATIONS    33

12.1	Alterations by Landlord 33

12.2	Alterations by Tenant 33

12.3	Construction Liens 35
ARTICLE XIII    DAMAGE, DESTRUCTION OR EXPROPRIATION    36

13.1	Damage and/or Destruction 36

13.2	Expropriation 36

13.3	Repair following Damage or Expropriation 37
ARTICLE XIV    TENANT’S DEFAULT AND LANDLORD REMEDIES AND PROTECTION.37

14.1	Lien on Tenant’s Property and Distress 37

14.2	Tenant’s Default and Remedies of Landlord 38

14.3	Bankruptcy and Insolvency 40

14.4	Landlord May Perform Covenants 40

14.5	Landlord Lien Waiver 41

14.6	Application of Receipts 41

14.7	Protection of Landlord 42

14.8	Remedies Generally 42

14.9	Limited Assets 42

14.10	Waiver 43

14.11	Costs and Expenses 43

14.12	Fulfilment of Obligations following Expiry/Termination 43

14.13	Limitation of Liability 43
ARTICLE XV    MORTGAGEE’S RIGHTS    43

15.1	Mortgagee’s Priority 43

15.2	Rights of Mortgagee 44
ARTICLE XVI    TENANT ACKNOWLEDGEMENTS    44

16.1 Acknowledgements or Statements	44
ARTICLE XVII    TRANSFER AND ASSIGNMENT    45

17.1	Covenant Against Transfer by the Tenant Without Consent 45

17.2	Assignment by Landlord 48

17.3	Sale to a Competitor of the Tenant 48
ARTICLE XVIII    GENERAL    48

18.1	Planning Act Compliance 48

18.2	Unavoidable Delay / Force Majeure 49

18.3	Overholding 49

18.4	Entire Agreement 49

18.5	Successors 50

18.6	Remedies Cumulative 50

18.7	Delivery of Notices 50

18.8	Registration 50

18.9	Privacy Consent 50

18.10	Currency 51

18.11	No Partnership 51

18.12	No Brokerage Commission 51

18.13	Confidentiality 51

18.14	Time of the Essence 51

18.15	Governing Law 51

18.16	No Contra Proferentum 51

18.17	PDF Lease and/or Amendments 51
SCHEDULE “A” MUNICIPAL ADDRESS AND LEGAL DESCRIPTION    53
SCHEDULE “B” ENVIRONMENTAL QUESTIONNAIRE    54
SCHEDULE “C” COMPETING PURCHASERS    57
SCHEDULE “D” INDEMNITY    59

LEASE
THIS LEASE is made as of the 22nd day of June, 2017
BETWEEN:
SKYLINE COMMERCIAL REAL ESTATE HOLDINGS INC.,
by its property manager and authorized agent,
SKYLINE COMMERCIAL MANAGEMENT INC.
(the “Landlord”)

- and -

MOLD-MASTERS (2007) LIMITED
(the “Tenant”)

ARTICLE I BASIC TERMS

1.1	Summary of Principal Terms

The following is the summary of principal terms in respect of this Lease:

(a)	Basic Information

(i)	Municipal	233 and 239	(ii)	Tenant:	Mold-Masters (2007)
	Address:	Armstrong Avenue,			Limited
Georgetown (Halton Hills), Ontario

(b)	Rent Information:

YEAR (commencing on the Commencement Date & thereafter each anniversary date of the Commencement Date)	ANNUAL BASE RENT PER SQUARE FOOT OF RENTABLE AREA OF THE BUILDING	ANNUAL BASE RENT	MONTHLY BASE RENT
Year 1	$5.43	$723,528.96	$60,294.08
Year 2	$5.51	$734,381.89	$61,198.49
Year 3	$5.59	$745,397.62	$62,116.47
Year 4	$5.68	$756,578.59	$63,048.22
Year 5	$5.76	$767,927.27	$63,993.94
Year 6	$5.85	$779,446.17	$64,953.85
Year 7	$5.94	$791,137.87	$65,928.16
Year 8	$6.03	$803,004.94	$66,917.08
Year 9	$6.12	$815,050.01	$67,920.83
Year 10	$6.21	$827,275.76	$68,939.65
Year 11	$6.30	$839,684.90	$69,973.74
Year 12	$6.40	$852,280.17	$71,023.35
Year 13	$6.49	$865,064.37	$72,088.70
Year 14	$6.59	$878,040.34	$73,170.03
Year 15	$6.69	$891,210.94	$74,267.58

(c)	Permitted Uses:
The permitted uses are: industrial, commercial and office purposes and uses incidental thereto, including research and development for hot runners for plastics processing, subject to: (i) the terms of this Lease; (ii) Applicable Laws including those portions of the zoning by-law of the Town of Halton Hills applicable to the Property; and (iii) all restrictive covenants affecting the Property of which the Tenant has notice (the “Permitted Uses”).
The summary of principal terms above in Subsections (a), (b) and (c) (the “Summary of Terms”) is for information purposes only. In the event of a conflict between the Summary of Terms and the provisions contained elsewhere in this Lease, the provisions contained elsewhere in this Lease shall prevail.

1.2	Grant and Property
In consideration of the Rent, covenants and agreements in this Lease reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases the Property to the Tenant and the Tenant hereby leases the Property from the Landlord on the terms and conditions contained in this Lease. The Landlord and Tenant acknowledge and agree that the total size of the Building is deemed to be equal to the Rentable Area of the Building.

1.3	Term and Commencement

The initial term of this Lease shall be the period of time set forth under “Initial Term” in Subsection 1.1(a)(vi) of the Summary of Terms commencing on the Commencement Date (the “Initial Term”).

1.4	Rent
The Tenant will duly and regularly pay to the Landlord at the office of the Landlord’s property manager set forth in Subsection 1.1 (a)(xii) of the Summary of Terms or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, defalcation, abatement, set-off or compensation whatsoever (except as expressly provided for herein), Base Rent and

Additional Rent and HST thereon, as applicable, at the time and in the manner provided in this Lease. Rent and HST shall be endorsed in favour of the Landlord’s property management company identified in Subsection 1.1 (a)(xiv) of the Summary of Terms or as otherwise directed by the Landlord in writing from time to time. The Tenant hereby irrevocably waives any rights it may have pursuant to any Applicable Laws now or hereafter in effect to set-off Rent. Rent for any fractional month at the beginning or end of the Term will be pro-rated on a daily basis using a period of 365 days or 366 days in the case of a leap year. Any error discovered in respect of any calculation of Rent payable under this Lease will be adjusted for the Lease Year in which such error was discovered and thereafter, but not for any prior period.

1.5	Base Rent
The Tenant shall pay Base Rent to the Landlord yearly and every year commencing on the Commencement Date during the Term without deduction, defalcation, abatement, set-off or compensation whatsoever. The Tenant shall pay the Base Rent in monthly instalments on the first day of each and every month in the amount set forth in Subsection 1.1(b) of the Summary of Terms under the column labelled “Monthly Base Rent”.

1.6	Additional Rent

(a)
The Tenant shall pay all Additional Rent, including Operating Costs, to the Landlord without deduction, defalcation, abatement, set-off or compensation whatsoever, yearly and every year during the Term commencing on the Commencement Date. The Tenant will promptly deliver to the Landlord upon request, evidence of payment of all Additional Rent required to be paid to any Person other than the Landlord. Additional Rent will be deemed to accrue on a per diem basis.

(b)
The Landlord, acting reasonably, will estimate Operating Costs payable for each Lease Year and will provide notice to the Tenant of same. The Tenant shall pay the Landlord estimated Operating Costs in equal monthly instalments on the first day of each and every month. The Landlord may from time to time, by written notice to the Tenant, re-estimate any Operating Costs amounts payable by the Tenant hereunder and the Tenant will adjust its payments on account thereof accordingly and will continue to make such estimated payments unless and until the Landlord further adjusts its estimate.

(c)
Within a reasonable time after the end of each Lease Year, the Landlord will provide the Tenant with an internally-prepared detailed statement of Additional Rent for the previous year, including Operating Costs, which statement shall confirm that the Additional Rent has been determined in accordance with the terms of this Lease. If the Tenant’s total payments in respect of Additional Rent for any year are less than the actual Additional Rent for such year, then the Tenant shall pay the difference to the Landlord within 30 days after demand for same by Landlord and if the Tenant’s total payments in respect of Additional Rent for any year are more than the actual Additional Rent for such year more, then the Landlord shall either, at the Landlord’s option, retain such excess and credit it against the Tenant’s next payment(s) on account of Rent or pay such refund to the Tenant.

(d)
Notwithstanding Subsection (c), in respect of reconciliation of Additional Rent relating to the last Lease Year, being the period commencing on January 1st of the final Lease year and ending on the last day of the Term (the “Stub Period”), on or before the day that is 60 days after the last day of the Term, the Landlord will provide the Tenant with an internally-prepared detailed statement of Additional Rent for the Stub Period, including Operating Costs, which statement shall confirm that the Additional Rent has been determined in accordance with the terms of this Lease. If the Tenant’s total payments in respect of Additional Rent for the Stub Period are less than the actual Additional Rent for such year, then the Tenant shall pay the difference to the Landlord within 30 days after demand for same by Landlord and if the Tenant’s total payments in respect of Additional Rent for the Stub Period are more than the actual Additional Rent for the Stub Period, then the Landlord shall refund such excess within 30 days of delivery of the final statement of Operating Costs to the Tenant.

(e)	Notwithstanding Subsections (c) and (d), the Tenant shall have 30 days to review all statements of Additional Rent delivered by the Landlord, identify any matters of dispute, acting in good faith and notify the Landlord in writing of such matters in dispute. If the Tenant delivers notice to the Landlord disputing any portion(s) of a statement of Additional Rent delivered in accordance with either Subsection (c) or Subsection (d), the parties will act in good faith and attempt to resolve such dispute(s) within 30 days of receipt by the Landlord of the Tenant’s notice. If by last day of the said 30 day period (the “Arbitration Trigger Date”), the parties cannot resolve such dispute(s) (“Disputed Matter”), the Disputed Matter shall be subject to arbitration in accordance with the following terms and conditions:
The Disputed Matter will be determined by a single arbitrator. Either party (the “Notifying Party”) may by written notice to the other (the “Notified Party”) given on or before the day that is 30 days from the Arbitration Trigger Date, propose the name of the Person that it wishes to be the single arbitrator. Within five days thereafter, the Notified Party will give notice to the Notifying Party advising whether the Notified Party accepts the arbitrator proposed by the Notifying Party. If such notice is not given within such five day period, the Notified Party will be deemed to have accepted the arbitrator proposed by the Notifying Party. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a justice of the Superior Court of Justice in Ontario, or its successor, will forthwith appoint an arbitrator whose sole determination will be final. The arbitrator will be a disinterested Person of recognized competence in the real estate business in the city in which the Property is situated.
If either party fails to name its arbitrator and so notify the other as required hereinbefore within the time periods set, the statement of Additional Rent shall remain as prepared by the Landlord and the provisions of Subsections
(c) or (d), as applicable, shall prevail without any further right of either party to submit the Disputed Matter to arbitration.
The arbitration will be conducted in accordance with the provisions of the Arbitrations Act (Ontario) and any amendments thereto, or of any successor statute thereof in force at the time of the arbitration.
The Landlord and the Tenant shall each submit to the arbitrator their respective positions on the Disputed Matter. The arbitrator may choose between the Landlord’s proposal or the Tenant’s proposal or the arbitrator may make another determination based on the information submitted by the Landlord and the Tenant.
The decision of the single arbitrator will be final and binding upon the Landlord and the Tenant only with respect to the Disputed Matter. All documents and proceedings with respect to the arbitration shall be kept confidential by the parties.
The expense of the arbitration will be borne equally between the parties hereto and the Tenant’s share of such expense will be due and payable immediately upon receipt and may be applied as Additional Rent or deducted from the Security Deposit or any deposit, letter of credit or other security as the Landlord so requires.

(f)
The Tenant may not claim from the Landlord a readjustment in respect of Additional Rent based upon any error of estimation, determination, or calculation thereof unless claimed in writing in accordance with Subsection (e) above. No such claim will release the Tenant from its obligation to pay monthly on account of Operating Costs in accordance with the lesser of: (i) the Landlord’s current estimate; and (ii) Operating Costs estimated for the previous calendar year plus five percent.

1.7	Security Deposit

(a)
The Landlord acknowledges receipt of the security deposit set out under Subsection 1.1(a)(ix) of the Summary of Terms (the “Security Deposit”), to be held as security for the Tenant’s obligations under this Lease. The Security Deposit will be deposited into a non-interest bearing account. If the Tenant defaults in the payment of Rent at any time during the Term, the Landlord may apply the amount of the

Security Deposit remaining to the amount of Rent then unpaid. Upon so doing, the Landlord will advise the Tenant and the Tenant will replenish the Security Deposit within three days of demand for same by the Landlord. The Landlord may at any time or from time to time during the Term or any extensions thereto demand from the Tenant an increase in the Security Deposit so that it remains equal to the amount of estimated Rent plus HST due in the final month of the Term. The Tenant shall forthwith advance to the Landlord such additional monies when so requested.

(b)
If the Tenant complies with all of its obligations under this Lease, then the Security Deposit or remaining balance thereof will be returned to the Tenant within 30 days after the later of: (i) the end of the Term; (ii) the date on which the Tenant vacates the Property; and (iii) final reconciliation of Additional Rent. If the Tenant has assigned this Lease, then the Landlord will be deemed to have fulfilled its obligations under this Subsection if the Security Deposit is returned to the assignee, subject to Subsection 17.1(f)(i).

(c)
The Landlord may deliver the Security Deposit, or such portion thereof remaining on hand, to any purchaser, Mortgagee or assignee of the Landlord’s interest in the Property or this Lease and thereupon the Landlord will be discharged from any further liability with respect thereto, provided that such purchaser, Mortgagee or assignee of the Landlord’s interest in the Property or this Lease agrees with the Tenant to be bound by the provisions of this Section 1.7.

(d)
In the event of any bankruptcy, insolvency, winding-up or other creditors’ proceedings of or with respect to the Tenant, the Security Deposit will be the absolute property of the Landlord and will be deemed to have been automatically appropriated and applied against Rent and any other amounts payable hereunder in respect of the period to what would have been the end of the Term, but for any disclaimer, repudiation or termination of this Lease pursuant to such proceeding.

1.8	Net Lease
The Tenant acknowledges and agrees that this Lease is a completely carefree net lease to the Landlord and except as expressly set out in this Lease, the Rent is completely net and carefree to the Landlord and the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Property or the use and occupancy thereof, or the contents thereof or the business carried on therein. The Tenant shall pay all costs, charges, expenses and outlays of every nature and kind relating to the Property except as expressly set out to the contrary in this Lease. Any amount or obligation relating to or attributable to the Property which is not expressly declared to be that of the Landlord will be deemed to be an obligation of the Tenant to be performed at the Tenant’s expense. Nothing in this Lease will limit the generality of this Section.

1.9	Right to Extend Term

(a)
The Tenant may extend the Initial Term for a period of ten (10) years (the “First Extension Term”) and then thereafter for two (2) periods of five (5) years each (the “Second Extension Term” and “Third Extension Term”, respectively, and each such period being called an “Extension Term”) commencing on the day following the date of expiration of the Initial Term or an Extension Term, as applicable (referenced in this Section as the “Current Term”). The Tenant may only exercise each such extension right if:

the Tenant is not then in default under this Lease beyond any applicable cure periods and the Tenant has not previously been in material default for more than ten days beyond any applicable cure periods in respect of the payment of Rent;
the Tenant provides notice to the Landlord stating that the Tenant wishes to extend the Term and such notice is provided not less than 12 months prior to the expiry of the Current Term.
Provided the Tenant has given to the Landlord proper written notice of the Tenant’s intention to extend the Term as required above, the Term is extended substantially on the same terms and conditions as set out in this Lease, save and except as follows:

the Landlord shall not be required to perform any work;
the Landlord shall not be responsible to pay any tenant’s improvement allowance and/or other inducement to the Tenant;
the parties shall use commercially reasonable efforts to agree on the Base Rent payable during the Extension Term on or before the date that is 90 days prior to the expiry date of the Current Term; and
if required by the Landlord, the Tenant will enter into an extension agreement prepared by the Landlord to give effect to the terms of this extension.
The parties agree that the Base Rent during an Extension Term shall be based on “Fair Market Rent” subject to the balance of this paragraph. The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of Rentable Area of the Building, which the Landlord would have received from leasing the Property for the Extension Term for uses the same as or similar to the Tenant’s use in similar locations and in premises similar to the Property to an unaffiliated person, assuming that such space were to be delivered in “as-is” condition, and without taking into account the value of any Leasehold Improvements installed at the expense of the Tenant during the Term. Notwithstanding the foregoing, in no event will the Base Rent for the first year of an Extension Term be less than 95% of the Base Rent payable in the last year of the Current Term or more than 105% of the Base Rent payable in the last year of the Current Term. The parties acknowledge and agree that the Fair Market Rent and Base Rent calculable in respect of the Industrial Building and associated Lands may be different than the Fair Market Rent and Base Rent calculable in respect of the Office Building and associated Lands due to the differences in use. As at the Commencement Date, the annual Base Rent per square foot of rentable area of the Office Building is $8.58 per square foot and the annual Base Rent per square foot of rentable area of the Industrial Building is $4.95 per square foot for a combined total annual Base Rent per square foot of rentable area of the Building of $5.43 per square foot.

(b)
Provided the Tenant has given to the Landlord proper written notice of the Tenant’s intention to extend the Term as required above and provided the Landlord and Tenant do not agree in writing on the Base Rent for the Extension Term on or before the date that is 90 days prior to the expiry date of the Current Term, then the Base Rent for the Extension Term will be determined in accordance with the following additional terms and conditions:

The Base Rent will be determined by a single arbitrator. Either party (the “Notifying Party”) will by written notice to the other (the “Notified Party”) given not more than 90 days and not less than 60 days prior to the expiry date of the Current Term, propose the name of the Person that it wishes to be the single arbitrator. Within five days thereafter, the Notified Party will give notice to the Notifying Party advising whether the Notified Party accepts the arbitrator proposed by the Notifying Party. If such notice is not given within such five day period, the Notified Party will be deemed to have accepted the arbitrator proposed by the Notifying Party. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a justice of the Superior Court of Justice in Ontario, or its successor, will forthwith appoint an arbitrator whose sole determination will be final. The arbitrator will be a disinterested Person of recognized competence in the real estate business in the city in which the Property is situated. The arbitrator will determine the Base Rent for the applicable Extension Term not later than the date 30 days prior to the expiry date of the Current Term. If the arbitrator fails to determine the Base Rent for the Extension Term by the expiry date of the Current Term and the Tenant remains in occupancy of the Property following the expiry date of the Current Term, the Tenant shall pay Base Rent equal to the Base Rent in the Current Term until the arbitrator has made such determination and upon such determination being made by the arbitrator, the parties shall make any necessary adjustments within 30 days of the date of such determination being made.
If either party fails to name its arbitrator and so notify the other as required hereinbefore, this Lease, at the Landlord’s option, will terminate at the completion of the Current Term and the Tenant will have no further or other right of extension whatsoever.
The arbitration will be conducted in accordance with the provisions of the Arbitrations Act (Ontario) and any amendments thereto, or of any successor statute thereof in force at the time of the arbitration.
The Landlord and the Tenant shall each submit to the arbitrator their respective proposal of Base Rent for the Extension Term based on Fair Market Rent. The arbitrator may choose between the Landlord’s proposal or the Tenant’s proposal or the arbitrator may compromise between the two or select some other amount based on the information submitted by the Landlord and the Tenant. Notwithstanding any other provision herein, the arbitrator shall have no authority to determine a Base Rent less than 95% of the Base Rent payable in the last year of the Current Term or more than 105% of the Base Rent payable in the last year of the Current Term.
The decision of the single arbitrator will be final and binding upon the Landlord and the Tenant only with respect to Base Rent. All documents and proceedings with respect to the arbitration shall be kept confidential by the parties.

(c)
The Base Rent payable during each Extension Term, shall escalate by 1.25% per annum during the Extension Term on the anniversary of the Commencement Date. By way of example, if the Fair Market Rent for the first year of the First Extension Term is determined based on an average of $7.00 per square foot per Rentable Area of the Building per annum, the Base Rent for the second year of the First Extension Term shall be based on an average of $7.09 per square foot per Rentable Area of the Building per annum, the Fair Market Rent for the third year of the First Extension Term shall be based on an average of $7.18 per square foot per Rentable Area of the Building per annum, the Fair Market Rent for the fourth year of the First Extension Term shall be based on an average of $7.27 per square foot per Rentable Area of the Building per annum, and the Fair Market Rent for the fifth year of the First Extension Term shall be based on an average of $7.36 per square foot per Rentable Area of the Building per annum.

(d)
The expense of the arbitration will be borne equally between the parties hereto and the Tenant’s share of such expense will be due and payable immediately upon receipt and may be applied as Additional Rent or deducted from the Security Deposit or any deposit, letter of credit or other security as the Landlord so requires.

(e)	After exercise by the Tenant of its final right to extend the Term in accordance with this Section, the Tenant shall have no further rights to extend the Term.

1.10	Indemnity
In consideration of Landlord leasing the Property to Tenant pursuant to the terms of this Lease, the Tenant agrees to ensure that Milacron Holdings Corp. (the “Indemnifier”) agrees to execute in favour of the Landlord an indemnity in the form attached hereto as Schedule “D” (the “Indemnity”). The parties agree that the Indemnity will be executed at the same time as this Lease. The Indemnity is separate from and will survive the termination, expiry or disclaimer of this Lease.

ARTICLE II    INTERPRETATION

2.1	Definitions
In this Lease all words and phrases defined in this Section shall have the meaning attributed to them by their definition:

(a)
“Additional Rent” means all sums, however described, payable by the Tenant under this Lease, whether payable to the Landlord or others excluding Base Rent and HST, and including Realty Taxes respecting the Property and Operating Costs;

(b)	“Administration Fee” means 15% of the amounts to which the fee is applied;

(c)	“Alteration” means any replacement, alteration, remodelling, addition, change, retrofit, substitution, improvement, installation, partition, subtraction and/or decoration;

(d)
“Applicable Laws” means all domestic common law, statutes, laws, by-laws, requirements, directions, declarations, ordinances, codes, rules, regulations, orders, judgments, decrees, decisions, notices and directives, as at the date hereof or at any time thereafter in effect, made or issued by any Authority and “Applicable Law” has a corresponding meaning;

(e)
“Authority” means any regulatory authority, government or quasi-governmental department, agency, body, utility, commission, board, tribunal, court or other Person having jurisdiction on behalf of Canada, the province of Ontario or any municipality, region, county, district or other subdivision thereof and “Authorities” means more than one Authority;

(f)	“Base Property” means the state and condition of the Property as of the Commencement Date;

(g)
“Base Rent” means the base rent set out in Subsection 1.1(b) of the Summary of Terms under the column labelled “Annual Base Rent” for the Initial Term and for any extensions of the Initial Term, means the Base Rent established in accordance with Subsection 1.9 herein or as otherwise agreed upon between the Landlord and Tenant;

(h)
“Building” means collectively the Office Building and the Industrial Building located on the Lands including all Alterations, Leasehold Improvements, additions thereto and replacements thereof made in accordance with this Lease, comprised as at the date of this Lease of approximately the rentable area of the building referenced in Subsection 1.1(a)(iv) of the Summary of Terms together with those fixtures, installations, improvements, systems equipment and facilities located therein or elsewhere on the Lands and used in connection therewith including the Structural Components, the HVAC System, plumbing, sprinkler, drainage, mechanical and electrical systems, lighting, facilities, equipment and signage, but excluding the Tenant’s Trade Fixtures;

(i)	“Business Hours” means, as at the date hereof, the hours of 7:00 a.m. to 7:00 p.m. on any Business Day;

(j)	“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the province of Ontario;

(k)
“Capital Repairs” means all repairs or replacements which are the Tenant’s responsibility, including the Erosion Control Work and which would be amortized over a period longer than one year and have a cost, before HST, of at least

$50,000.00, save and except the Initial Repairs;

(l)
“Claims” means claims, losses, actions, suits, proceedings, causes of action, demands, inconveniences, damages (direct, indirect, consequential, incidental, special, or otherwise), judgments, debts, accounts, liabilities, responsibilities, costs, claims, fines, interest, penalties, charges, payments and expenses including any professional, consultant and legal fees and any associated disbursements;

(m)	“Collateral” has the meaning ascribed thereto in Section 14.5;

(n)	“Commencement Date” means the date referenced in Subsection 1.1(a)(v) of the Summary of Terms;

(o)
“Consultant” means an architect, engineer or other professional Person duly licensed to practice in the Province of Ontario and appointed by the Landlord in connection with any matter which, by the terms of this Lease, is to be referred to a consultant, whose certificate or determination shall be final and binding on the parties;

(p)	“Damage Date” has the meaning ascribed thereto in Subsection 13.1(a);

(q)	“Environmental Laws” means all Applicable Laws relating to or imposing liability or standards of conduct concerning any matter which may be relevant to the use or occupancy of the Property or any part thereof or the conduct of any business or activity in, on, from, under or about the Property or any part thereof, or any material, substance or thing which may at any time be in, on, under or about the Property or any part thereof or emanate therefrom, or relating in any way to the natural or human environment (including land, surface water, ground water and real, personal, moveable and immovable property), public or occupational health and safety and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise;

(r)	“Environmental Questionnaire” means the environmental questionnaire attached hereto at Schedule “B”;

(s)	“Erosion Control Work” has the meaning ascribed thereto in Subsection 8.2(b);

(t)	“Event of Default” means the occurrence of any one or more of the following:
the Tenant shall fail to pay any instalment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) Business Days after delivery by the Landlord of written notice that such amount was due; or
the Tenant fails to observe or perform any of the other terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in Subsections (iv) to
(xxii) inclusive, for which no notice will be required), and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, however, that Tenant shall not be in default under the circumstances described in this Subsection 2.1(t)(ii) if the Tenant has made diligent efforts to cure such default within the thirty (30) day period described herein and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time;
the Tenant fails to take possession of the Property; or
the Tenant or any Tenant’s Agent falsifies any report or writing required to be furnished to the Landlord pursuant to this Lease; or
the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any Applicable Law now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or
an interim receiver, receiver, a receiver and manager, monitor, custodian, liquidator or like Person is appointed with respect to the business, assets, property, affairs or revenues of the Tenant or any Indemnifier; or
any steps are taken or any action or proceedings are instituted by the Tenant or by any other Person including any Authority, for the dissolution, winding-up, or liquidation of the Tenant, or any Indemnifier, or their respective assets; or
the Tenant makes a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to a transferee pursuant to a permitted Transfer and pursuant to the relevant bulk sales legislation, if any); or
the Tenant sells, disposes of or removes from the Property the Tenant’s Property so that there would not be in the event of such sale or disposal sufficient Tenant’s Property on the Property subject to distress to satisfy all Rent due or accruing hereunder for a period of at least 12 months; or
the Tenant vacates or abandons the Property for a period of five consecutive days or the Tenant attempts to vacate or abandon the Property or any part thereof or the Landlord has reasonable cause to believe that the Tenant intends to vacate or abandon or attempt to vacate or abandon the Property or any part thereof; or

the Property is used by any Persons other than such as are entitled to use them hereunder; or

the Tenant makes a Transfer or attempts to make a Transfer to anyone except in a manner permitted by this Lease; or
the Tenant does not comply with the use provisions set forth in Section 3.3 and Subsection 1.1(c); or
this Lease or any of the Tenant’s Property is secured by any chattel mortgage, charge, debenture or other security instrument, unless expressly consented to by the Landlord in writing or are seized or taken under any writ of execution or attachment by any creditor of the Tenant; or
any distress is levied upon any of the Tenant’s Property; or
the Tenant fails to carry on business at the Property pursuant to the terms of this Lease; or
the Tenant fails to acquire and retain the insurance that it is required to obtain on the terms and conditions set forth herein or fails to pay the premiums for such insurance; or
any insurance policies covering all or part of the Property are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Property; or
the Tenant or any affiliated body corporate (as defined in the Business Corporations Act (Ontario)) is in default under another lease from the Landlord at the Property or in any other property owned or managed in whole or in part by the Landlord; or
the Tenant fails (A) to cure within a reasonable time after written notice from the Landlord any hazardous condition which the Tenant created in violation of any Applicable Laws or this Lease, or (B) to remove within a reasonable time after written notice from the Landlord any Hazardous Substance which the Tenant has installed, or which is situated in, on, at, under, above or about, the Property in contravention to this Lease; or
re-entry is permitted under any other terms of this Lease; or
so long as: (A) the landlord under this Lease is Skyline; (B) Mold-Masters (2007) Limited or a Related Corporation is the Tenant under this Lease; (C) Skyline is the landlord under the lease between Skyline and the Tenant respecting the lands and buildings at 41 Todd Road, Georgetown (Halton Hills), Ontario (the "41 Todd Road Lease"); and (D) Mold-Masters (2007) Limited or a Related Corporation is the tenant under the 41 Todd Road Lease, an event of default of the tenant has occurred under the 233 Armstrong Avenue Lease. For purposes of this Subsection, “Skyline” means Skyline Commercial Real Estate Holdings Inc., Skyline Commercial Management Inc., a Related Corporation of either Skyline Commercial Real Estate Holdings Inc. or Skyline Commercial Management Inc. or any successor company of Skyline Commercial Real Estate Holdings Inc. or Skyline Commercial Management Inc.by amalgamation or continuation or amendment;

(u)
“Hazardous Substance” means any pollutant, contaminant, explosive, hazardous waste, pathological waste, generic or process-specific waste, leachate, solvent, pesticide or any radioactive, noxious, hazardous, toxic, corrosive, combustible, ignitable or reactive material, substance or constituent (including polychlorinated biphenyls, dioxins, asbestos and urea formaldehyde) or any other material, substance or constituent (whether gas, liquid or solid) deemed, defined to be, listed or referred to as hazardous (either singly or in combination with any other materials, substances or constituents) in or pursuant to any Applicable Laws now or hereafter in force or any other substance or material now declared or defined to be regulated or controlled pursuant to Environmental Law and “Hazardous Substances” means any one or more of the foregoing collectively;

(v)
“HST” means the applicable goods and services tax and tax of a participating province imposed under the Excise Tax Act (Canada) as amended from time to time and all other goods and services taxes, business transfer taxes, sales taxes, value- added or transaction taxes, sales taxes, multi-stage sales taxes, use or consumption taxes or any other taxes imposed on the Landlord with respect to the Rent and any other amounts payable by the Tenant to the Landlord under this Lease which may at any time be imposed by an Authority on or in respect of rental or real property (other than Realty Taxes, Landlord’s business, income or similar taxes), whether characterized as a goods and services tax, sales tax, value-added tax or otherwise;

(w)
“HVAC System” means the heating, ventilating and air-conditioning system serving the Building which includes from time to time: (i) the buildings or areas which house any common heating, ventilating and/or air-conditioning facilities and all of the equipment, improvements, installations and utilities therein; (ii) any rooftop or window HVAC units; (iii) the fuel and power facilities of the systems;

(iv) any distribution piping, air handling units and common fan coil and ventilation units which form part of the system; and (v) any monitoring, energy-saving and control systems, including the thermostats within the Building;

(x)	“Indemnity” has the meaning ascribed thereto in Section 1.10;

(y)	“Industrial Building” means the single tenanted industrial building comprised of approximately 115,640 square feet (excluding the mezzanine located therein) located on the Lands;

(z)
“Initial Repairs” means the Outstanding Work (as defined in the Initial Repairs Escrow Agreement) relating to the Property to be completed at the Property, which work is to be completed shortly after the Commencement Date in accordance with the Initial Repairs Escrow Agreement;

(aa) “Initial Repairs Escrow Agreement” means an escrow agreement between the Landlord, Tenant and the applicable escrow agent dated on or about the same date as this Lease;
(bb)    “Initial Term” has the meaning ascribed thereto in Section 1.3;
(cc) “Interest Rate” means that rate of interest per year, at the time interest falls due under any provision of this Lease, which is four percent plus the rate published by TD Canada Trust (The Toronto-Dominion Bank) or its successor at 1:00 p.m. on the date in question as its prime or reference interest rate then in effect for Canadian dollar demand loans to its most favoured commercial customers;
(dd)    “Landlord” means the party defined as such in the preamble to this Lease; (ee)    “Lands” means the lands described in Schedule “A” hereto;
(ff) “Lease” means this lease and schedules attached hereto which are referred to in this lease and every properly executed instrument which by its terms amends, modifies or supplements this lease and includes the rights, obligations and interests arising hereunder and thereunder, but does not include any new lease or any offer to lease or other agreement or arrangement pursuant to which this lease has been entered into;
(gg) “Leasehold Improvements” means leasehold improvements in, on, to, for or which serve, the Property, determined according to common law, and includes all fixtures (excluding Trade Fixtures and Tenant’s Property), equipment and Alterations from time to time made, constructed, erected, or installed by, for or on behalf of Tenant or any previous occupant of the Property in, on, to, for or which serve, the Property, whether or not easily disconnected or movable, including all:
(i)    partitions, railings, doors, safes, vaults and hardware; (ii) mechanical, plumbing, electrical, sprinkler, fire detection, safety, utility, communication, telecommunication, satellite, humidity and HVAC systems, facilities, units, installations, fixtures, devices, controls, pipes, wires, conduits, tanks, machinery, fittings and equipment; (iii) carpeting, drapes and other floor, wall, ceiling and window coverings and drapery hardware; (iv) light fixtures; (v) grill and other security or locking devices securing all or any part of the Property; (vi) counters, cabinets, shelves and built-in furniture and furnishings; (vii) internal stairways, escalators, elevators and any other transportation equipment or systems; (viii) ceilings and ceiling panels; (ix) ceiling heaters (suspended or otherwise), electric baseboard heaters, furnaces (whether gas, oil or otherwise) and all controls, fittings and equipment; (x) signs, exterior sign boxes, bands and the like; (xi) any items that would not normally be considered to be Trade Fixtures; and (xii) satellite receivers, transmitters, antennas and base mounts;
(hh) “Lease Year” means, in the year in which the Term commences, the period of time from the Commencement Date to December 31st of that year and, in subsequent years, the 12 month period commencing on January 1st in that year and the balance, if any, of the Term after the last full 12 month Lease Year;

(ii)
“Mortgage” means the security held by or to be granted to a Mortgagee, including a mortgage, charge, assignment of rents or leases, debenture and deed of trust or any other form of security interest in real property granted or to be granted by the Landlord to a Mortgagee and includes any instruments of any financing, refinancing or collateral financing and any renewals or extensions thereof from time to time in existence, against all or any part of the Property;

(jj) “Mortgagee” means a mortgagee, chargee, hypothecary creditor, trustee for bondholders or other secured creditor who holds or is proposed to hold all or part of the Property as security but does not include a mortgagee, chargee, hypothecary creditor, trustee for bondholders or other secured creditor of the Tenant;
(kk) “Office Building” means the two storey single tenanted office building comprised of approximately 17,612 square feet located on the Lands;
(ll) “Operating Costs” means the total, without duplication, of all expenses, fees, rentals, costs and disbursements of every nature and kind paid or incurred by or on behalf of the Landlord in the complete supervision, administration, inspection, cleaning, upkeep, maintenance, repair, upgrade, replacement, operation and management of the Property to the extent not paid directly by the Tenant and includes:
the total annual net costs and expenses of insuring the Lands and Building from time to time owned or operated by the Landlord or for which the Landlord is legally liable, in such manner and form, with such companies and such coverages and in such amounts as the Landlord or a Mortgagee from time to time determines in accordance with the Landlord’s covenant to insure in this Lease and if the Landlord should elect to self-insure, in whole or in part, the amount of any reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;
(A) the operation, supervision and management of the Property, including all costs, expenses and fees paid by the Landlord to any Person or Persons retained by the Landlord to operate, supervise and manage the Property on its behalf or such proportionate share of same if such Person(s) operate, supervise and manage another property or properties in addition to the Property; or (B) the cost of management fees paid to an arm’s length property manager or; (C) in lieu thereof, at the Landlord’s discretion, an administration fee equal to three percent (3%) of Rent (including Additional Rent calculated without application of this Subsection (ii)) excluding HST and Realty Taxes;
if applicable, the Amortization Factor as calculated on Capital Repairs in accordance with Subsection 8.2(a);
salaries and benefits of personnel including supervisory personnel, to the extent that the personnel are employed to carry out the management, operation and maintenance of the Property, including contributions and premiums towards fringe benefits, unemployment and insurance required under Applicable Laws respecting worker’s compensation, workers’ wage protection program contributions, pension plan contributions and similar premiums and contributions and the cost of all uniforms of employees and agents or the cost of all independent contractors engaged in performing any of the above activities;
office expenses including telephone, couriers, stationery and supplies relating to the operation, supervision and management of the Property;
the cost of acquiring and installing energy conservation equipment and systems for the Property for the benefit of the Tenant or depreciation or amortization of same, as determined by the Landlord in its sole discretion, if proper accounting practice in the real estate industry requires the amortization and/or depreciation of these costs, together with interest at the Interest Rate applied to such costs and expenses each year of amortization/deprecation save and except for such costs and expenses that are fully expensed in the Lease Year in which it is incurred;
HST payable by the Landlord on the purchase of goods and services in connection with the carrying out of its obligations and responsibilities hereunder;
the sum of Sixteen Thousand Dollars ($16,000.00) per year plus HST on account of property management fees for the first year of the Term and each year thereafter during the Term calculated on the anniversary of the Commencement Date, the sum of the amount payable during the prior year plus 1.25% of such amount;
but specifically excludes:

(A)	debt service costs;

(B)	leasing and rental advertising costs and commission charges incurred by Landlord to lease the Property;

(C)	costs recoverable by the Landlord under contractors’ warranties;

(D)	maintenance and repair costs payable directly by the Tenant pursuant to Section 8.1;

(E)
the costs and expenses incurred in the maintenance and operation of the Property to the extent that the Landlord receives proceeds in respect of such costs and expenses from insurance policies taken out by the Landlord;

(F)	all costs, depreciation and/or amortization with respect to repair or reconstruction of the Structural Components;

(G)	any income taxes, corporation taxes, capital taxes, large corporations taxes, business taxes, or other such taxes personal to the Landlord except to the extent such taxes are in lieu of Realty Taxes;

(H)
interest, costs or penalties incurred as a result of late payment of amounts due by the Landlord unless the Landlord is or was bona fide disputing such amounts due, or unless such late payment was caused or contributed to by the Tenant;

(I)
all costs of making any alterations repairs or replacements in connection with any condition of environmental concern in respect of any portion of the Property which existed as at the Commencement Date (provided that to the extent that the Tenant is responsible for such costs as provided in Subsection 9.4(e) of this Lease, such costs shall be addressed directly by Tenant as provided in Subsection 9.4(e) of this Lease); and

(J)
the amount of any HST paid or payable by the Landlord on the purchase of goods and services included in Operating Costs, where the amount of such taxes received by the Landlord as a credit or offset in determining Landlord’s net tax liability or refund on account of such tax

(mm) “Permitted Uses” has the meaning ascribed thereto in Subsection 1.1(c) of the Summary of Terms;
(nn) “Person” means an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government and the executors, administrators or other legal representatives of an individual and “Persons” has a corresponding meaning;
(oo) “Property” means the Lands, Building and all others buildings, structures and improvements from time to time during the Term erected in, upon or under the Lands, including all Alterations and additions thereto and replacements thereof made in accordance with this Lease;
(pp)    “Realty Taxes” means all present and future real estate taxes, general taxes,

business public and local improvement rates, school taxes, imposts, charges, fees, duties, levies, rates, duties, assessments (including special assessments) and charges imposed against real property, buildings, structures, equipment, facilities and improvements or imposed by virtue of the use or occupancy of the Property by the Tenant or ownership of the Property by the Landlord by all Authorities having jurisdiction, or other taxes based on the area or uses of the Property, including any tax on rent imposed in lieu of any of the above taxes together with the costs and expenses, including consultant’s fees and disbursements together with an Administrative Fee applied to such costs and expenses, incurred by the Landlord in attempting to obtain a reduction or prevent an increase in the afore-mentioned taxes and charges, but specifically excluding HST, capital taxes, inheritance taxes, income taxes, payroll taxes, excise taxes, privilege taxes, estate taxes, profit taxes, Landlord’s franchise taxes, Landlord’s business taxes or any tax of similar nature that is or may be imposed on the Landlord or the Property, unless such taxes are levied on the Rent in lieu of Realty Taxes;
(qq) “Related Corporation” means an “affiliate” within the meaning of the Business Corporations Act (Ontario).
(rr)    “Rent” means Base Rent and Additional Rent;
(ss) “Rentable Area of the Building” means the rentable area of the Building set forth in Subsection 1.1(a)(iv) of the Summary of Terms;
(tt)    “Security Deposit” has the meaning ascribed thereto in Section 1.6;
(uu) “Structural Components” means all parts of the footings, foundations, exterior wall assemblies including weather walls and bearing walls, structural steel, roof joists and deck, beams, columns, roof deck (excluding the roof membrane), load bearing floors and sub-floors of the Building;
(vv)    “Summary of Terms” has the meaning ascribed thereto in Section 1.1; (ww)    “Tenant” means the party defined as such in the preamble to this Lease;
(xx) “Tenant’s Agents” means the Tenant’s employees, officers, directors, shareholders, agents, servants, concessionaires, licensees, sub-tenants, invitees, contractors, those for whom the Tenant is in law responsible and those over whom the Tenant can reasonably be expected to exercise control and “Tenant’s Agent” means any one of the foregoing;
(yy)    “Tenant’s Lender” has the meaning ascribed thereto in Subsection 14.1(a);
(zz) “Tenant’s Property” means all stock-in-trade, goods, chattels, inventory, furniture, unaffixed furnishings, machinery, personal property of the Tenant and Trade Fixtures at, on or in the Property from time to time;
(aaa) “Term” means the Initial Term and unless otherwise required by the context, any extension of the Initial Term, or any shorter period provided in this Lease;
(bbb) “Trade Fixtures” means the fixtures and equipment installed and/or used by the Tenant, its permitted successors and/or permitted assigns for the purpose of the Tenant carrying on its business at the Property and all Tenant signs and advertisements excluding, for greater certainty Leasehold Improvements;
(ccc)        “Transfer” has the meaning ascribed thereto in Subsection 17.1(a); and (ddd)    “Transferee” has the meaning ascribed thereto in Subsection 17.1(a).

2.2	Schedules
The schedules to this Lease (the “Schedules”) are as follows: Schedule “A” -    Municipal Address and Legal Description Schedule “B” -    Environmental Questionnaire
Schedule “C” -    Competing Purchasers Schedule “D” -    Indemnity
The Schedules are incorporated into and form an integral part of this Lease.

2.3	“Tenant” Defined, Use of Pronoun
The word “Tenant” will be deemed and taken to mean each and every Person or party mentioned as the Tenant, be the same one or more; and if there will be more than one Tenant, any notice or payment required or permitted by the terms of this Lease may be given by or to any one thereof and will have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to the Landlord or the Tenant will be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, a business entity, or a group of two or more of the foregoing. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or more than one Tenant and to either corporations, associations, partnerships, or individuals (males and females) will in all instances be assumed as though in each case fully expressed. If there is more than one Tenant and/or one or more Persons mentioned as “Tenant”, they will all be bound jointly and severally by all of the terms, covenants and agreements contained in this Lease and delivery to one of any notice will constitute delivery to all. If the Tenant is a partnership, each Person who is a member thereof from time to time, shall be and continue to be liable jointly and severally for the full and complete performance of and shall be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not that Person ceases to be a member of such Partnership and after the Partnership ceases to exist.

2.4	Number, Severability, Use of Certain Words
If one or more clauses or paragraphs in this Lease are illegal or unenforceable in whole or in part, it or they shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in full force and effect and shall be binding on the parties as though the clauses or paragraphs or parts in question had never been included. Whenever a word importing the singular number only is used in this Lease, such word shall include the plural. Words importing either gender or firms or corporations shall include the other gender and individuals, firms or corporations, if applicable. The word “includes” or “including” shall mean “includes without limitation” or “including without limitation”, respectively. The word “or” is not exclusive.

2.5	Headings
The headings appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any of its provisions.

2.6	Landlord’s Consent
Whenever this Lease requires the Landlord to give its consent or authorization or to exercise its discretion with respect to any action proposed by the Tenant, unless the specific wording of this Lease or the context in which the requirement is found requires otherwise, the Landlord will not unreasonably withhold or delay the giving of its consent or authorization or the exercise of its discretion. No consent and/or authorization shall be binding upon the Landlord unless delivered in writing by the Landlord. The Landlord will not be required to give any consent or authorization or to exercise its discretion until the Tenant has first complied with all requirements of this Lease or such requirements reasonably imposed by the Landlord as a condition to the giving of the consent or authorization or the exercise of its discretion.

ARTICLE III    PREMISES AND USE

3.1	Acceptance of Property
The Tenant acknowledges and agrees, that as prior owner of the Property, the Tenant has possession of the Property effective the Commencement Date in the state of the Base Property and subject to same, the Tenant has accepted the Property in the condition and state that the Property is in as of the Commencement Date. The Landlord may, at its option, attend at the Property on or about the Commencement Date to take pictures of the Property to evidence the state and condition of the Property and if the Landlord does take pictures of the Property, the Landlord agrees to provide copies of same forthwith to the Tenant for the Tenant’s records. The Tenant may, at its option, on or about the Commencement Date take pictures of the Property to evidence the state and condition of the Property and if the Tenant does take pictures of the Property, the Tenant agrees to provide copies of same forthwith to the Landlord for the Landlord’s records.

3.2	Possession
The Tenant shall not enter the Property until the later of the Commencement Date and the date that the following is completed to the satisfaction of the Landlord in its sole and absolute discretion:

(a)	the Tenant has completed and delivered to the Landlord the Environmental Questionnaire as required pursuant to Subsection 9.4(a);

(b)	the Tenant has delivered to the Landlord the duly executed Indemnity as required pursuant to Section 1.10; and

(c)	the Tenant has delivered evidence of insurance in accordance with Subsection 11.1(c).

3.3	Use and Business Name
The Property shall be used and occupied only for the Permitted Uses and for no other purpose whatsoever. The Tenant shall satisfy itself that the Permitted Uses are in compliance with all restrictive covenants affecting the Property of which the Tenant has notice and all Applicable Laws. The Landlord makes no representations or warranties, express or implied, respecting the use or intended use of the Property by the Tenant or respecting whether or not necessary approvals (including zoning approvals) can be obtained for the Tenant’s use or intended use.

3.4	Keys
The Landlord may from time to time install and change locking mechanisms on entrances to the Building and the Property and shall provide to Tenant a reasonable number of keys and replacement keys (“keys” include any device serving the same purpose). The Tenant shall not add to or change existing locking mechanisms on any door in or to the Building and/or gate to the Property without the Landlord’s prior written consent. If the Tenant installs lock(s) in contravention of this Section:

(a)
the Landlord, without abatement of rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas during times when such areas are locked and the Tenant is not available to provide access; and

(b)	the Tenant shall indemnify Landlord against any expenses as a result of a forced entry to the affected areas which may be required in an emergency.

3.5	Right of Landlord to Show Property

(a)
The Landlord or its agents and employees shall have the right at any time during Business Hours and on not less than two (2) Business Days written notice to the Tenant to enter the Property to exhibit them to prospective purchasers, Mortgagees or prospective tenants, provided that the exercise of such rights shall not unreasonably interfere with the Tenant’s business.

(b)
The Landlord shall have the right within three months prior to the end of the Term to place on the Property a notice, of reasonable dimensions and reasonably placed so as not to interfere with the Tenant’s business, stating that the Property is available for rent. The Tenant will not remove or permit this notice to be removed.

3.6	Trade Fixtures and Leasehold Improvements

(a)
The Tenant will own and install at the Property and keep in good order and condition, free from liens, encumbrances or rights of third parties, only Trade Fixtures of first-class quality. During the Term, should the Tenant desire to remove Trade Fixtures with a value of $100,000 or greater (based on the value of the Trade Fixtures at the date such Trade Fixtures were originally installed) over the course of a short period of time, the Tenant shall notify the Landlord in writing at least three (3) Business Days prior to such removal and shall in such notice advise the Landlord of the purpose of the removal. Any removal of Trade Fixtures shall be completed at the Tenant’s sole cost and expense and the Tenant shall make good any damage caused to the Property by such removal.

(b)
All Leasehold Improvements, whether placed there by the Tenant or the Landlord, shall be the Landlord’s property without compensation to the Tenant. No Leasehold Improvements shall be removed from the Property during the Term without the Landlord’s prior written consent, acting reasonably. The Landlord agrees that it would be unreasonable to deny consent if the Tenant, acting reasonably, determines that the applicable Leasehold Improvements have become excess for the Tenant’s purposes and/or the Tenant covenants to install new and similar Leasehold Improvements in substitution for the applicable Leasehold Improvements. Notwithstanding the foregoing, the Landlord will not be required to consent if the Tenant is default under this Lease.

(c)
During the Term, should the Tenant desire to add Leasehold Improvements to the Property, the Tenant shall notify the Landlord in writing: (i) advising of such proposed addition of Leasehold Improvements; and (ii) the purpose of the additional Leasehold Improvements. On or before three (3) Business Days of receipt of such notice, the Landlord will advise the Tenant in writing whether the proposed Leasehold Improvements must be removed by the Tenant upon the expiration or early termination of the Term, in which case the additional Leasehold Improvements will be deemed to be “New Leasehold Improvements” for purposes of Subsection 9.6(a) or whether the Landlord agrees that such proposed Leasehold Improvements may remain upon the expiration or early termination of the Term, in which case the additional Leasehold Improvements will be deemed to be “Original Leasehold Improvements” for purposes of Subsection 9.6(a) or some combination thereof. Should the Landlord fail or omit to respond within the said three Business Day period, the proposed additional Leasehold Improvements will be deemed to be “New Leasehold Improvements” for purposes of Subsection 9.6(a), unless otherwise agreed by the parties in writing. All Leasehold Improvements added to the Property shall be completed at the Tenant’s sole cost and expense in compliance with Section 12.2.

3.7	Parking Lot License
The Landlord and Tenant acknowledge that as at the Commencement Date certain lands (described as “Part of un-opened road allowance between Concessions 10 & 11”) adjacent to the Lands are leased by the Corporation of the Town of Halton Hills to the Tenant for use by the Tenant for parking pursuant to a lease agreement dated November 26, 2012, as amended (the “Parking Lot Agreement”), a copy of which both the Landlord and Tenant acknowledge having received and reviewed. The Tenant agrees to comply with the terms and obligations of the Lessee under the Parking Lot Agreement during the term of such agreement. The Landlord and Tenant acknowledge and agree that the Landlord has no responsibility to ensure that the Parking Lot Agreement is extended and/or renewed. The Tenant is authorized to negotiate an extension and/or renewal of same and the Landlord agrees to cooperate with the Tenant in respect of same. All costs incurred in connection with the Parking Lot Agreement shall be borne by the Tenant including all fees payable pursuant to the Parking Lot Agreement. The Tenant hereby releases the Landlord unconditionally and hereby irrevocably waives any and all actual or potential rights or Claims the Tenant might have against the Landlord in connection with the Parking Lot Agreement.

3.8	Release Respecting Easement 547033
The parties acknowledge and agreement that the Lands benefit from an easement registered as Instrument No. 547033 (the “Easement”) in the Land Titles Division of Land Registry Office #20 on lands to the east of the Lands, which lands are described as Part Lots 8 & 9, Plan 617, Part 3 on Reference Plan 20R-3242 and Part Lot 9, Plan 617, Part 4 on 20R-3242 (PIN 25059-033 (LT)). The parties further acknowledge that as at the Commencement Date, access to the lands burdened by the Easement (the “Easement Area”) may be physically blocked, preventing usage of the Easement Area. The Tenant represents and warrants that usage of the Easement Area in accordance with the Easement is not required in order for the Tenant to carry on business at the Property. The Landlord makes no representation and warranty to the Tenant regarding the Easement and the ability of the Tenant to access and/or use the Easement Area. The Tenant hereby releases the Landlord unconditionally and hereby irrevocably waives any and all actual or potential rights or

Claims the Tenant might have against the Landlord in connection with the inability of the Tenant to use the Easement Area in accordance with the terms of the Easement.

ARTICLE IV    PAYMENTS BY TENANT

4.1	Payment Arrangements
The Tenant agrees to arrange for a bank pre-authorized payment plan or automatic deposit system for payment of the Rent including such estimated amount on account of Additional Rent. The Tenant will sign a form of application to give full force and effect to the foregoing within five days of presentation of same by the Landlord.

4.2	Late Payment Charges

(a)
If any cheque or other form of payment that is given by the Tenant to the Landlord in payment of Rent is refused payment by Tenant’s bank for any reason, the Tenant shall immediately replace that payment with a certified cheque or bank draft and shall pay, in addition, as Additional Rent, the sum of $100.00 plus HST as a service charge to the Landlord.

(b)
In addition to any other remedy available to the Landlord at law or under this Lease, if the Tenant fails to make any payment of Rent on its due date, the Tenant shall pay immediately on demand, as Additional Rent, to compensate the Landlord for any loss incurred as a result of such late payment, the greater of $100.00 or 5% of the amount of Rent overdue plus HST. It is the Landlord’s practice to invoice the Tenant for such amount on the fifth day after the due date for any instalment of Rent.

(c)
In addition to Subsection (b) above, all sums for Rent or otherwise payable to the Landlord under the terms of this Lease shall bear interest at the Interest Rate in effect on their respective due dates until the actual dates of payment.

5.1	Utilities

ARTICLE V    UTILITIES AND OTHER SERVICES

(a)
The Tenant shall pay as and when due to the Landlord, applicable public utility or other Person identified by the Landlord, as the case may be, all charges for utilities, which include water, gas, heat, electrical power or energy, steam or hot water, used on or in respect of the Property and for fittings, machines, apparatuses, meters or other things leased in respect of such utilities and for all work or services performed in connection with such utilities.

(b)
In no event shall Landlord be liable for any loss of business by the Tenant or for any injury to the Tenant and/or the Tenant’s Agents or for any injury or damage to the Property or to any of the Tenant’s Property or to any property of any other Person, firm or corporation on or about the Property caused by an interruption or failure in the supply of utilities to the Property.

5.2	Electrical and Other Service Facilities

(a)
The Tenant will not install any machinery, equipment, article or thing that might, in the opinion of the Landlord, exceed or overload the capacity of any utility, plumbing, electrical, mechanical or other service facility, or cause any fire hazard and the Tenant will not bring into the Property or install any machinery, equipment, utility, electrical or mechanical facility or service of which the Landlord does not approve. The Tenant will pay for any costs and expenses together with an Administrative Fee applied to such costs and expenses in respect of the Property resulting from use of equipment necessitating dedicated circuitry or specialized power requirement. The Tenant at its own expense will make any changes to the electrical and other service facilities necessary to comply with the reasonable and lawful requirements of the Landlord’s insurance underwriters and Authorities having jurisdiction. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities or other services, the

Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant’s expense, together with an Administration Fee thereon and in accordance with plans, drawings and specifications to be approved in advance in writing by the Landlord. The Tenant shall make no changes to the electrical, mechanical, plumbing and other service facilities without the Landlord’s prior written approval of the plans, drawings and specifications for the changes, which will not be unreasonably withheld.

(b)
The Landlord has the right to determine which utility company will provide electricity service to the Property (the “Provider”). In addition, if permitted by law, the Landlord will have the right at any time and from time to time during the Term to retain or change the Provider. For the purpose of any change of Provider, the Tenant shall allow the Landlord or a new Provider to have access to the Property’s electric lines, feeders, risers, wiring and any other machinery within the Property. In the event that the Landlord is entitled for any reason to any rebates or similar payments from the Provider (whether as a consequence of energy savings initiatives or otherwise), such rebates or similar payments shall be passed on by the Landlord to the Tenant to reduce the Tenant's cost of utilities, net of the Landlord’s out-of- pocket costs.

5.3	Energy Conservation
The Tenant shall either comply with whatever measures the Landlord or any Authority may from time to time introduce to conserve or to reduce energy or to reduce or control other Operating Costs.

5.4	Sprinkler System
The Tenant acknowledges that any sprinkler system which may be at the Property is for ordinary hazard use only. If an Authority determines at any time during the Term that the sprinkler system is not satisfactory for the use of the Property by the Tenant, or the use contemplated by this Lease, the Tenant shall pay to the Landlord on demand in advance, as Additional Rent, the entire cost of upgrading the sprinkler system to the standards required for the Tenant’s use. The Tenant will allow the Landlord’s employees and contractors to enter the Property to effect the required alterations to the sprinkler system and the Landlord shall not be responsible to the Tenant for any disturbance or business interruption which may be caused, provided that the Landlord shall use its reasonable best efforts to minimize such disturbance or interruption. The Tenant shall be solely responsible for any increase in insurance premiums caused in and about the Property until the alterations have been completed. In the alternative, the Landlord may, in its sole discretion, require the upgrading of the sprinkler system to be performed by the Tenant and Tenant agrees to undertake and complete its work within two months of written notice from the Landlord. The Tenant will take instructions from the Landlord as to the nature of the upgrading and will employ only such contractors as the Landlord directs or consents to in writing. The Tenant agrees that the sprinkler system will be upgraded to the standard required to comply with the reasonable and lawful requirements of the Landlord’s insurance underwriters and Authorities having jurisdiction.

ARTICLE VI    OPERATING COSTS

6.1	Operating Costs

(a)
The Tenant will pay, as Additional Rent, Operating Costs, throughout the Term. The Tenant shall pay the estimated Operating Costs to the Landlord by monthly instalments to be fixed from time to time by the Landlord in its sole discretion. The Landlord shall submit to the Tenant a reasonably detailed statement of actual Operating Costs for each Lease Year as set forth in Subsection 1.6(c). To the extent that the Operating Costs is greater or less than the amount actually paid by it for that Lease Year, the difference shall be adjusted and paid in accordance with Subsection 1.6(c).

(b)
Notwithstanding Subsection (a), unless and until such time as the Tenant commits an Event of Default that continues beyond applicable cure periods set forth in this Lease, Subsections 2.1(ll)(ii), 2.1(ll)(iv) and 2.1(ll)(v) will not be chargeable by the

Landlord in respect of Operating Costs. At any time after the commission by the Tenant of an Event of Default, in respect only of the period of time that such Event of Default is continuing beyond any applicable cure periods set forth in this Lease (the “Event of Default Period”) the Tenant shall pay 100% of Operating Costs incurred in the Event of Default Period (including the costs set forth in Subsections 2.1(ll)(ii), 2.1(ll)(iv) and 2.1(ll)(v)) upon demand, provided that the Tenant shall not be obliged to pay the proportion of the property management fees referenced in Subsection 2.1(ll)(viii) that relate to the Event of Default Period.

ARTICLE VII    TAXES

7.1	HST
The Tenant shall pay to the Landlord HST on all Rent. The amount of HST shall be calculated by the Landlord in accordance with the Applicable Laws and shall be paid at the same time as the amounts to which HST apply are payable to the Landlord under this Lease. The Tenant shall not be liable for HST paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to and claimed by the Landlord as a credit in determining the Landlord’s net tax liability or refund on account of the HST, but only to the extent that such HST is included in Operating Costs. The HST shall be deemed not to be Additional Rent, but the Landlord shall have all of the same rights and remedies on non-payment of HST as it has for Rent in arrears under this Lease.

7.2	Realty Taxes

(a)
Subject to Subsection (b), the Tenant shall pay all Realty Taxes laid, levied, assessed or imposed on the Property or in respect of any personal property, fixtures, business or other activity carried out by the Tenant on or in connection with the Property during the Term. The Tenant shall pay all Realty Taxes when they become due and payable, before any interest, penalty, fine or cost may be imposed for late or non-payment, to the department, officer or bureau charged with their collection or, if the Landlord requires, the Tenant shall remit its payment to the Landlord. The Tenant agrees to provide to the Landlord within three days of receipt thereof, an original or a duplicate copy of any tax bills and notices of assessment for the Property. The Tenant will, if applicable, promptly exhibit to Landlord on request all paid bills for Realty Taxes, which bills after inspection by Landlord shall be returned to Tenant.

(b)
In the case of assessments for local improvements or betterments which are assessed or imposed, the Tenant is responsible to pay the instalments which fall due during the Term, together with interest on deferred payments. The Tenant shall not contest and/or appeal any assessments for local improvements or betterments. If local improvements or betterments are assessed on a lump sum basis, the Tenant may ask the Landlord to convert the payment of local improvements or betterments from a lump sum payment to payment on instalments. Upon receipt of such request, the Landlord shall make application to convert the payment structure and the Tenant shall reimburse the Landlord on demand for all out-of-pocket fees, disbursements, costs and expenses of the Landlord (including all fees, disbursements, costs and expenses charged by any consultant retained by the Landlord) together with an Administrative Fee applied to such costs and expenses in relation to such to application to convert. Should the payments of local improvements or betterments be converted from a lump sum payment to payment on instalments, the Tenant is responsible for payment of all instalments which fall due during the Term, together with interest on deferred payments.

(c)
In any suit or proceeding of any kind or nature arising from the failure of Tenant to perform any covenant in Subsections (a) and (b), the certificate or receipt of the department, officer or bureau charged with collection of Realty Taxes, showing that the tax, assessment or other charge affecting the Property is due and payable or has been paid shall be prima facie evidence that such tax, assessment or other charge was due and payable as a lien or charge against the Property or that it has been paid, respectively.

(d)	The Landlord may contest and/or appeal any Realty Taxes and/or any assessment related thereto respecting the Property if the Landlord determines that there is a reasonable prospect of success in making such contest and/or appeal. If the Tenant requests the Landlord to contest and/or appeal any Realty Taxes and/or any assessment related thereto respecting the Property and the Landlord determines that there is a reasonable prospect of success in making such contest and/or appeal, the Landlord will proceed with making such contest and/or appeal. The Landlord may withdraw any such contest or appeal or may agree with the relevant Authorities on any settlement in respect thereof, without consent of the Tenant. The Tenant will co-operate with the Landlord in respect of any such contest and/or appeal and will provide the Landlord with such information and execute such documents as the Landlord requests to give full effect to the foregoing. All out-of-pocket fees, disbursements, costs and expenses of the Landlord (including all fees, disbursements, costs and expenses charged by any consultant retained by the Landlord) in connection with the Landlord’s contest and/or appeal of Realty Taxes and/or assessments together with an Administration Fee thereon (regardless of whether such contest/appeal was initiated by the Landlord at the Tenant’s request) shall be paid by the Tenant to the Landlord upon demand by the Landlord as Additional Rent. While any such contest or appeal is in progress, the Tenant will continue to pay Realty Taxes as if such contest or appeal had not been commenced.

(e)
Any Realty Taxes relating to a fiscal period of the taxing Authority, a part of which is within the Term and a part of which is prior to the Commencement Date or subsequent to the expiration or earlier termination of the Term, will, whether or not such Realty Taxes will be charged or become a lien upon the Property, or will become payable during the Term, be apportioned and adjusted between the Landlord and the Tenant as of the Commencement Date and/or the date of expiration or earlier termination of the Term, as the case may be. This clauses survives the termination of this Lease.

ARTICLE VIII    MAINTENANCE AND REPAIR

8.1	Repairs, Maintenance and Replacement by Tenant
Except for any Structural Components, the Tenant shall inspect, maintain, repair and replace, as applicable, reasonable wear and tear excepted, the Property, the Building and Leasehold Improvements at its own expense and keep them in a clean and sanitary condition and in accordance with all Applicable Laws. The Tenant’s obligation under this Section includes:

(a)
ensuring completion of all ordinary maintenance, repair and Alterations to and operation of, the Property and the systems, facilities and equipment serving the Property including (A) maintenance, repair and replacement to the HVAC System, roof membrane, roof coverings, the interior walls, window systems, lighting, mechanical systems, electrical systems, sprinkler system, life safety systems, plumbing lines and equipment, all other mechanical and building systems, loading areas and docks, parking areas and driveways at the Property; (b) painting the exterior walls of the Building and/or maintaining, repairing and or replacing the cladding on the exterior walls of the Building; (C) maintenance, repair or replacement to any Alterations made to the Property; (D) replacing all broken glass with glass of equal quality; and (E) Capital Repairs.

(b)
cleaning, janitorial services, window cleaning, snow and ice removal including from adjacent areas such as municipal sidewalks, garbage and waste collection and disposal, pest control, gardening and landscaping;

(c)	operating, maintaining, repairing and/or any completing Alterations, if necessary, in respect of any elevators, escalators and other transportation equipment, if any;

(d)	policing, security, supervision and traffic control;

(e)	taking out and maintaining in force an annual service contract(s) relating to the inspection, maintenance and repair of the HVAC System and life safety systems;

(f)	conducting regular inspections of the parking areas, the roof membrane, roof coverings and sprinkler system and life safety systems of the Building, no less than annually, as well all other systems that the Landlord may indicate from time to time, acting reasonably such as, without limitation, mechanical, electrical or plumbing systems; and providing the Landlord with copies of any of the foregoing inspection reports, upon the Landlord’s request;

(g)	operating, maintaining, repairing and replacing signs, including the costs of electricity consumption; and

(h)	any other repair or replacement that is not expressly the Landlord’s responsibility pursuant to Section 8.5.
For greater certainty, the parties agree that “reasonable wear and tear” means minor decline in the Property, the Building and Leasehold Improvements resulting from normal use and if any of the Property, the Building and/or Leasehold Improvements are not capable of being used for their intended purpose to their intended performance standard, the threshold of “reasonable wear and tear” has been exceeded.

8.2	Capital Repairs

(a)	The following terms and conditions shall govern Capital Repairs required during the Term:
The Tenant may provide the Landlord with a written report respecting proposed Capital Repairs from an architect, engineer or other qualified professional, which report will include: (i) the details of Capital Repairs that the professional recommends be made which relate to an item for which the useful lifespan shall expire after the end of the Term such that the cost of said Capital Repairs will take more time to amortize than the number of years remaining in the Term; (ii) the estimated cost of such Capital Repairs; and (iii) the expected economic life of the replaced or repaired unit, equipment or other item, as the case may be;
Provided the Landlord, acting reasonably, agrees with the recommendation of the professional in the report, within ten days from receipt of such documentation by the Landlord, the parties will prepare a schedule of monthly amortization (the “Amortization Schedule”), in such a manner that the total cost of said work shall be amortized in a straight line, over the estimated useful lifespan of the item in question (the “Amortization Period”), with interest on the unamortized capital cost at the Interest Rate (the annual amount of capital and interest obtained and shown in the Amortization Schedule shall be referred to collectively as the “Amortization Factor”);
Thereafter the Landlord shall advance the cost of work as required to complete the Capital Repairs and the Tenant shall pay to the Landlord, as Operating Costs, the Amortization Factor, as per the schedule agreed upon between the Landlord and the Tenant, during the balance of the Term and during any period the Tenant remains on the Property or any part thereof after the expiration or other termination of the Term in accordance with Section 18.3; and
The parties shall collaborate together in good faith and where the situation dictates it, they shall make all adjustments to the above process as may be required to give force to the spirit and intention of the foregoing principles.

(b)
The parties acknowledge and agree that the northern boundary of the Lands slopes to the northeast toward a tributary of the Credit River and that the adjoining property to the northeast is approximately 1.5 metres lower in elevation than the Lands. The parties further acknowledge receipt and review of the report prepared by Peto MacCallum Ltd. entitled: “Geotechnical Investigation Slope Stability Assessment Milacron 233 Armstrong Avenue Georgetown, Ontario for Mold- Masters” dated March 16, 2017 detailing potential concerns respecting slope stability and erosion control in the area of the northern boundary of the Lands. As at the Commencement Date, the parties acknowledge and agree that no erosion control measures are required in the area of the northern boundary of the Lands but during the Term, work may be required to ensure slope stability and erosion control is maintained (“Erosion Control Work”). Any Erosion Control Work required by either the Tenant and/or Landlord, acting reasonably, shall be subject to the Capital Repair provisions above. For greater certainty, the parties acknowledge and agree that Erosion Control Work will be required if slope instability and/or erosion on or near the Lands potentially or actually materially negatively impacts either or both:
(A)    the value of the Property; and/or (B) the operations of the Building and the Property, including the use of the parking lot located on the Lands or an Authority orders and/or directs work to be completed relating to erosion control. The parties further acknowledge and agree that Erosion Control Work may be required on lands other than Lands and such work will also be considered Capital Repairs.

8.3	Right of Landlord to Inspect and Require Repairs

(a)
The Landlord may enter the Property to view the state of repair. If the Tenant or its representatives are not present to open the Property at any time when, due to emergency, entry is necessary, the Landlord or its agent may forcibly enter the Property, without rendering the Landlord or its agent liable and without affecting the Tenant’s obligations under this Lease.

(b)
Where an inspection reveals repairs are necessary and required by this Lease to be done by the Tenant, the Landlord shall give Tenant notice. The Tenant will, within 15 days from delivery of the notice, make, or commence making and diligently proceed to complete, the repairs in a good and workmanlike manner. In addition to any other provision of this Lease, the Landlord may enter the Property and perform any repairs which the Tenant has failed to make under this Section and charge back such costs plus an Administration Fee applied to such costs as Additional Rent.

8.4	Exclusions from Tenant’s Obligation to Repair
The obligations of the Tenant to repair in accordance with Section 8.1 shall be subject to the following exceptions:

(a)
repairs to the Structural Components or injury to the Property caused by or resulting from defects or weakness in the Structural Components, but this exception does not excuse the Tenant from liability for repairs to the Structural Components contributed to, caused by or resulting from the act or omission, whether negligent or otherwise, of the Tenant and/or the Tenant’s Agents;

(b)
the Initial Repairs, which shall be governed by the terms of the Initial Repairs Escrow Agreement, save and except any warranty work respecting the Initial Roof Repairs, provided the Landlord has assigned all warranties relating to the Initial Roof Repairs to the Tenant;

(c)	damage or injury caused by or resulting from any act, default or negligence of the Landlord, its officers, agents, servants, employees or contractors;

(d)	reasonable wear and tear to the the Property, the Building and Leasehold Improvements.

8.5	Right of Landlord to Assume Tenant’s Repair Obligations at Tenant’s Cost

(a)
Notwithstanding any other provision herein, the Landlord may at any time and from time to time on not less than 60 days’ notice to the Tenant (the “Assumption Notice”), assume responsibility for all or any part of the Tenant’s inspection, maintenance, repair and replacement obligations set forth in Section 8.1. The Assumption Notice shall specify the matters for which the Landlord is assuming responsibility (the “Assumed Maintenance Items”) and subject to the balance of this Section, the Tenant shall thereafter have no responsibility for the performance of the Assumed Maintenance Items.

(b)
If the Landlord has delivered an Assumption Notice to the Tenant, the Landlord may at any time thereafter deliver a written notice to the Tenant (the “Reassumption Notice”) requiring the Tenant to again assume responsibility for those Assumed Maintenance Items specified in the Reassumption Notice, and the Tenant shall become so responsible on the date specified in the Reassumption Notice (which date shall not be less than 60 days following the date of the Reassumption Notice).

(c)	If the Assumed Maintenance Items do not constitute complete assumption of the

Tenant’s inspection, maintenance, repair and replacement obligations set forth in Section 8.1, than the Tenant shall continue to be responsible for such Tenant’s inspection, maintenance, repair and replacement obligations set forth in Section 8.1 not forming part of the Assumed Maintenance Items.

(d)	The Tenant shall repay to the Landlord on demand, as Additional Rent, the Landlord’s costs of performing the Assumed Maintenance Items.

8.6	Repair, Maintenance and Replacement by Landlord
The Landlord shall be responsible, at its sole cost and expense, for all replacements to the Structural Components and for any repairs to the Structural Components necessary to maintain its structural soundness, the whole as would a prudent owner of an office building and industrial building of similar size, class age and location as the Property, provided that such replacements and repairs are not due to the Tenant’s fault. If the Landlord shall be in default in the performance of any of its covenants or obligations under this Section 8.6, the Tenant may, from time to time, after the giving sixty (60) days prior written notice to the Landlord, having regard to the circumstances applicable, perform or cause to be performed, any of such covenants or obligations, or any part or parts thereof, and for such purpose may do such things as may be requisite including, without limitation, entering upon the roof and doing such things upon or in respect of the Property or any part thereof as the Tenant may reasonably consider requisite or necessary. Notwithstanding the notice and cure period set forth herein, in the event Landlord's failure or default shall materially interfere with the conduct of Tenant's operations in the Premises or place Tenant's employ or property at risk for injury or damage, Landlord shall cure such failure or default within twenty-four (24) hours following Landlord's receipt of written notice from Tenant. If Landlord shall fail to cure or commence to cure within such sixty (60) day period (or twenty-four (24) hour period in the event of an emergency) the Tenant may perform or cause to be performed or caused to be performed such actions reasonably necessary to cure the Landlord's default or failure. The Tenant shall have no liability to the Landlord if any loss or damages result from such action by the Tenant. All expenses incurred and expenditures made by or on behalf of the Tenant under this Section 8.6 that are the responsibility of the Landlord shall be payable by the Landlord upon demand for same. Notwithstanding the foregoing, should the Landlord dispute whether such repairs or replacements were necessary or the responsibility of the Landlord, the parties will act in good faith and attempt to resolve such dispute(s) within 30 days of receipt by the Landlord of the Tenant’s demand. If by last day of the said 30 day period, the parties cannot resolve such dispute(s) the matter shall be deemed to be a Disputed Matter to be settled by arbitration, and the provisions of Subsections 1.6(e)(i) through 1.6(e)(vi) hereof shall apply mutatis mutandis to the settlement of same save and except the expense of the arbitration will be borne by the party in respect of whom the arbitrator finds against, as determined the arbitrator in the arbitration.

8.7	Repair Where the Tenant at Fault
Notwithstanding any other terms, covenants and conditions contained in this Lease, if the Property or any part thereof, including the Building, Structural Components, Leasehold Improvements or any equipment, machinery, facilities contained therein, or made thereto require repair or replacement, or become damaged or destroyed through the negligence, carelessness or misuse or other act or omission of the Tenant, or any Tenant’s Agent, or due to the application of any Applicable Laws, or due to the nature of the business carried on by the Tenant, all costs of such repair or replacement shall be borne by the Tenant.

8.8	Tenant to Advise of Deficiencies
The Tenant shall take every reasonable precaution to protect the Building and the Property from danger of fire, water damage, the elements or any other cause. The Tenant will, when it becomes aware of same, notify the Landlord of any fire or accident at the Building or Property, or of any damage to, or deficiency or defect in, any part of the Property, including the Building, Structural Components, any Leasehold Improvements, Trade Fixtures and equipment or utility systems or any installations located therein, or any breach of any laws with respect to the Property, its contents or the Tenant’s business therein or occupation or use thereof (collectively a “Deficiency”). If any Deficiency becomes known to the Tenant or reasonably should have been observed by the Tenant and the Tenant fails to notify the Landlord, the Tenant shall be liable for any costs incurred by the Landlord in repairing the Deficiency which can be shown to be directly attributable to the actions of the Tenant and/or the Tenant’s Agents (including failure to give the required notice) after such Deficiency became known to the Tenant or reasonably should have been observed by the Tenant together with an Administrative Fee applied to such costs.

8.9	Landlord’s Recovery (“Chargebacks”)
If the Landlord performs any repairs or maintenance, or does any other work, or pays any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants under this Lease, the Tenant shall repay to the Landlord on demand, as Additional Rent, the cost of performing such repairs and maintenance or work or the amount paid by the Landlord on Tenant’s behalf, together with an Administration Fee applied to such amount.

ARTICLE IX    ADDITIONAL COVENANTS OF THE TENANT

9.1	Signs, Awnings, Canopies, Advertising and Naming Rights

(a)
The Tenant shall not erect any sign (including A-frame signs and pylon signs), picture, advertisement, notice, lettering, decoration, light, shade, awning or canopy (“Signage”) on: (i) the exterior wall of the Building or any portion of interior the Building which may be visible exteriorly from the interior of the Building or (ii) any portion of the Property, without the prior written consent of the Landlord. The Tenant acknowledges that the Landlord wishes to control the appearance of the Property. If the Landlord, acting reasonably, notifies the Tenant that it objects to any Signage on the Property, or on the exterior wall of the Building or in the interior of the Building but which is visible from the exterior, the Tenant will remove the offending matter within seven days after the giving of the notice and repair any damage caused by the removal. In the event the Tenant erects Signage without first complying with these signage provisions, the Tenant shall pay to the Landlord fifty dollars ($50.00) per day from the date of erection of such Signage until the date such non-compliance is rectified and in addition to such fine, if the offending matter is not removed within the seven days, then the Landlord or its agents may remove it and, if necessary, enter the Property to do so. The Landlord’s costs and expenses for such removal and the repairing of any resulting damages, together with an Administrative Fee applied to such costs and expenses, shall be payable, on demand, by the Tenant to the Landlord, as Additional Rent. Notwithstanding the forgoing, the Tenant’s signage existing at the Property as of the Commencement Date shall be allowed to remain, and the Tenant shall be entitled to maintain and replace such signage without the Landlord’s consent, but subject to complying with Applicable Laws, and making good any damage caused to the Property as a result of replacing such signage.

(b)
Provided that the Tenant is an affiliate of the Indemnifier, it shall have the exclusive right to designate the official name of the Building, which may include the use of the name Milacron and/or Mold-Masters.

9.2	Overloading, Waste and Nuisance
The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Property or the fixtures and equipment in or serving the Property. The Tenant will not install any machinery, equipment, article or thing that by reason of its weight, size, capacity or use will or might, in the opinion of the Landlord damage the Property or overload the floors of the Building and the Tenant will not bring into the Property or install any machinery, equipment, utility, electrical or mechanical facility or service of which the Landlord does not approve. No part of the Property shall be used for any dangerous, noxious or offensive trade or business. The Tenant shall not do anything or permit anything to be brought on the Property which the Landlord may reasonably deem to be a nuisance. The Tenant will keep the Property free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise or otherwise. The Tenant will not use any advertising, transmitting or other media devices which can be heard, seen, or received outside the Property, or which could interfere with any communications or other systems outside the Property. The Tenant shall not allow any ashes, refuse, garbage or other loose, objectionable material to accumulate in, on or about the Property and will at all times keep them in a clean and wholesome condition.

9.3	Heating of the Building
The Tenant will heat the Building at its own expense to a reasonable temperature to prevent all pipes, plumbing fixtures and equipment contained in or serving the Building from bursting or damage.

9.4	Compliance with Environmental Laws

(a)
The Tenant agrees to complete and deliver the Environmental Questionnaire for the Property to the Landlord prior to the Tenant taking possession of the Property. If based on review of the completed Environmental Questionnaire, the Landlord determines in its sole discretion that the use of the Property by the Tenant contravenes or will contravene the covenants and obligations of the Tenant hereunder, the Landlord may cancel this Lease within ten days of receipt of the completed Environmental Questionnaire and any money or security deposited with the Landlord under or on account of this Lease shall be returned to the Tenant and neither party shall have any liability to the other.

(b)
The Tenant shall forthwith advise the Landlord in writing of any changes in its activities that may alter the information provided in the Environmental Questionnaire referenced in Subsection (a) above, by submitting a revised, completed Environmental Questionnaire to the Landlord. Notwithstanding the foregoing, submission of a revised Environmental Questionnaire by the Tenant to the Landlord does not amend the covenants and obligations of the Tenant hereunder and the Landlord shall have all remedies hereunder and at law for any Event of Default that may be evidenced by the revised, completed Environmental Questionnaire.

(c)
The Tenant covenants with the Landlord that, from and after the occupation of the Property by the Tenant, the Tenant and the Tenant’s Agents shall not use or permit or suffer the use of the Property to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances, except in strict compliance with all Environmental Laws and only if the use of such Hazardous Substances is necessary for the conduct of the Tenant’s business in accordance with the Permitted Uses. If the nature of the Tenant’s business requires the use of Hazardous Substances during the Term, the Tenant shall be liable for and shall carry out all clean-up work, remedial actions, decommissioning work or capital expenditures required under applicable Environmental Laws to properly remove or dispose of Hazardous Substances which are in excess of the levels permitted in the circumstances to be on or in the Property. If the Tenant’s use generates medical and biological waste, the Tenant shall take all necessary steps to safely dispose of medical and biological waste including placing such waste in the proper containers and removing such waste from the Property in compliance with all Applicable Laws. This covenant survives the termination of this Lease.

(d)
The Landlord will be entitled at any time to inspect the Property and to conduct such other investigations as in the Landlord’s sole discretion it deems necessary for the purpose of satisfying itself as to compliance by the Tenant with all Environmental Laws and with all provisions of this Lease. Without limiting the generality of the foregoing, the Landlord will have the right to conduct such physical inspections of the Property and examination of documentation relating to the Property and the conduct of business thereat by the Tenant as it may deem necessary and for such purpose the Tenant will produce, at the offices of the Tenant, all of its relevant files, books, records, statements, plans or other written information in the Tenant’s possession relating to the Property and the operations of the Tenant thereat, provided that all of such information will be used by the Landlord solely for the purpose of ensuring compliance by the Tenant with the provisions of this Lease and will otherwise be kept strictly confidential.

(e)
The Tenant will, at its sole cost and expense, at any time required by the Landlord or by any Authority pursuant to any Environmental Laws, take all required remedial action in respect of any Hazardous Substances which it introduced to the Property on or after the Commencement Date, on, under or about the Property or the Building (including the Structural Components) or emanating therefrom, including any repairs or replacements to the Property, the Building or any Leasehold Improvements or Trade Fixtures in or on the Property or the Building and the removal, treatment, disposal, restoration and replacement of the soil or any other part of the Property. At any time during the Term, if requested by the Landlord, the Tenant will obtain and deliver to the Landlord at its own cost the report of an independent consultant verifying the Tenant’s compliance with all Environmental Laws and proper removal of all Hazardous Substances, or if such is not the case, commenting on the extent and nature of the Tenant’s failure to comply. The identity of the independent consultant proposed by the Tenant must be approved by the Landlord in writing, acting reasonably, in advance. Forthwith following receipt of the report by the Tenant, the Tenant will deliver a copy of same to the Landlord. If required by the Landlord, the Tenant will obtain written confirmation from the independent consultant confirming that the Landlord and/or the Landlord’s Mortgagee may rely on the report.

(f)
If the Tenant will, or a Person at the direction or on behalf of the Tenant will, bring to or create in or upon the Property any Hazardous Substance on or after the Commencement Date, or if the Tenant’s use of the Property or the conduct of business thereat during the Term and any Extension Terms will cause there to be any Hazardous Substance at the Property then, notwithstanding any provision of this Lease or any Applicable Law to the contrary, such Hazardous Substance will be and remain the sole and exclusive property of the Tenant and will not become the property of the Landlord notwithstanding any degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Property and notwithstanding the expiry or earlier termination of this Lease.

(g)
Notwithstanding anything else contained herein, in no event shall the Tenant be responsible for any Hazardous Substances existing on the Property as of the Commencement Date including, without limiting the generality of the foregoing, the removal and/or remediation of same.

9.5	Compliance with All Applicable Laws

(a)
The Tenant shall comply promptly with and conform to the requirements of all Applicable Laws affecting the Tenant or affecting the condition, equipment, maintenance, use or occupation of the Property, including parking at the Property, or of any liability or fire insurance company by which the Landlord and the Tenant, or either of them, may be insured at any time during the Term. If the Tenant defaults under any provision of this Section, the Landlord may perform the Tenant’s obligation and the Tenant shall pay all costs and expenses incurred together with an Administrative Fee applied to such costs and expenses, on demand, as Additional Rent. Notwithstanding the foregoing, it shall be the Landlord’s responsibility to comply with Applicable Laws which relate to the Building insofar as they may require changes to the Structural Components. Notwithstanding the foregoing, such changes shall be the responsibility of the Tenant, to be paid for by the Tenant as Additional Rent on demand, if they are changes required to be made in the Leasehold Improvements, whether or not such changes are structural, or if such changes are required by reason of the nature of the use or improvements contemplated or made by the Tenant. The Tenant hereby authorizes the Landlord to make enquiries from time to time of any Authority with respect to the Tenant’s compliance with all Applicable Laws and will provide the Landlord with any further written authorization required to give effect to the foregoing.

(b)
The Tenant shall forthwith notify the Landlord upon receipt of any order, directive, notice or other communication (“Order”) received from any Authority relating to the use or occupancy or operation of the Property which notice will be accompanied by a copy of such Order. The Tenant hereby covenants to remedy the issues, deficiencies, directives and/or or orders noted in such Order and to keep the Landlord advised on a weekly basis of the Tenant’s progress in complying with same.

9.6	Tenant’s Obligations upon Termination of Lease

(a)	Upon the expiration or early termination of the Term, the Tenant shall (i) at the option of the Landlord, be required to, remove any Leasehold Improvements that it has installed after the Commencement Date (the “New Leasehold Improvements”); and (ii) may, but shall not be required to, remove any Leasehold Improvements that were installed and in place as of the Commencement Date forming part of the Base Property (the “Original Leasehold Improvements”). The Tenant shall make good, at the Tenant’s expense, any damage caused to the Property by such removal of Leasehold Improvements and ensure the Property is returned to Base Property, subject to reasonable wear and tear (save and except any New Leasehold Improvements that the Landlord has agreed that the Tenant is not required to remove and any Original Leasehold Improvements that Tenant has elected not to remove.

(b)
The Tenant shall remove its Trade Fixtures and Tenant’s Property on expiration or earlier termination of the Term and make good any damage caused to the Property by such Trade Fixtures and Tenant’s Property or removal thereof. Notwithstanding the foregoing, if the Tenant is in default, the Landlord, at its option, may require the Tenant to leave the Trade Fixtures at the Property on termination of this Lease and the Landlord may avail itself of its rights set forth in Section 14.2.

(c)
At the expiration or earlier termination of the Term, the Tenant will peaceably surrender and yield up the Property to the Landlord in as good a state of condition and repair as the Tenant is required to maintain same throughout the Term and the Tenant will surrender all keys for the Property to the Landlord at the place then fixed for the payment of Rent and will inform the Landlord of all passwords and/or security codes relating to the Property and/or Leasehold Improvements.

(d)
In the event that the Tenant fails to surrender the Property in the physical condition referred to in the above Subsections, all costs and expenses of the Landlord in rectifying such default including: (i) lost rent during any period of rectification, (ii) an Administration Fee on such lost rent and (iii) interest on such lost rent payable in accordance with Subsection 4.2(c), shall be paid by the Tenant to the Landlord forthwith upon demand, without deduction, abatement, discount for betterment or reasonable wear and tear, set-off or otherwise. In addition to the prior sentence, any Trade Fixtures not removed from the Property that the Landlord has required to be removed, Leasehold Improvements not removed from the Property that the Landlord has required to be removed and Tenant’s Property not removed from the Property on or before the date of expiration or earlier termination of the Term will be deemed to have been abandoned by the Tenant and will become the property of the Landlord. As of the day after the date of expiration of the Term or termination of this Lease, without requirement of any notice to the Tenant, the Landlord may remove and dispose of some or all of the Leasehold Improvements and/or Tenant’s Property (by private or public sale), destroy some or all of the Leasehold Improvements and/or Tenant’s Property, retain some or all of the Leasehold Improvements and/or Tenant’s Property, move some or all of the Leasehold Improvements and/or Tenant’s Property to a storage facility or convey some or all of Leasehold Improvements and/or the Tenant’s Property to a new tenant or otherwise deal with some or all of the Leasehold Improvements and/or Tenant’s Property in any manner whatsoever without compensation to the Tenant. The Tenant shall be responsible for any costs or damages incurred by the Landlord in dealing with such Leasehold Improvements and/or Tenant’s Property, including all removal and storage fees and taxes, together with an Administration Fee applied thereon. Despite anything to the contrary, in such event the Landlord will not be responsible for any Claims in respect of the Tenant’s Property regardless of how same is caused, even if by negligence or gross negligence. This clauses survives the termination of this Lease.

ARTICLE X ADDITIONAL COVENANTS OF THE LANDLORD
10.1    Quiet Enjoyment
Provided the Tenant pays all Rent reserved and performs all the Tenant’s covenants contained in this Lease, the Tenant shall have quiet enjoyment of the Property free from any hindrance by the Landlord or anyone claiming by or through the Landlord.

ARTICLE XI    INSURANCE, LIABILITY AND INDEMNITY

11.1	Tenant’s Insurance

(a)
The Tenant will, throughout the entire Term and during any time it occupies the Property, at its sole cost and expense (including the cost of deductibles), take out and keep in full force and effect with insurers licensed to sell commercial insurance in Canada and in the names of the Tenant, the Landlord, the Mortgagee, the Landlord’s property manager and any other Person reasonably required by the Landlord, as their respective interests may appear, the following insurance:

commercial general public liability insurance, including but not limited to, property damage, public liability, personal injury liability, contractual liability, products and completed operations and owners’ and contractors’ protective insurance coverage, with a limited pollution coverage endorsement, all on an occurrence basis, with respect to any use, occupancy or activities at the Property by the Tenant, the Tenant’s Agents and any other Person performing work on behalf of the Tenant and/or any Tenant’s Agent, with coverage for any occurrence or claim of not less than
$5,000,000.00 per occurrence;
all-risks insurance upon property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and which is located at the Property including plate glass, fittings, Alterations, anything in the nature of Leasehold Improvements, the Tenant’s Trade Fixtures, furniture and movable equipment and signage, in an amount of not less than the full replacement cost thereof, without deduction for depreciation, with coverage against, at least, the perils of fire and standard extended coverage including sprinkler leakages (where applicable), earthquake, sewer back-up, flood and collapse; such insurance will be subject to a replacement cost endorsement;
broad form comprehensive boiler and machinery insurance (also known as “equipment break-down” insurance) on all insurable objects located on the Property or which are the property or responsibility on a blanket repair or replacement basis with a replacement cost endorsement and with limits for each accident in an amount not less than the full replacement cost of all property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant and which is located at the Property including plate glass, fittings, Alterations, anything in the nature of Leasehold Improvements, the Tenant’s Trade Fixtures, furniture and movable equipment and signage, including repair or replacement and rental income coverage, if applicable;
business interruption insurance in such amounts from time to time as necessary to fully compensate the Tenant for direct or indirect loss of earnings resulting from or attributable to any of the perils required to be insured against in Subsections (ii) and (iii) above and other perils commonly insured against by prudent tenants, or attributable to interference with or prevention of access to the Property as a result of such perils, with a period of indemnity of not less than 12 months;
tenants’ legal liability insurance for the full replacement cost of the Property, including loss of use thereof;
standard owners’ form of automobile insurance policy providing third party liability insurance on all automobiles owned by or registered in the name of the Tenant with inclusive limits and on such terms as reasonably required by the Tenant, acting as a prudent tenant, from time to time, covering all licensed vehicles owned by or operated or on behalf of the Tenant in connection with its business at the Property;

by-law compliance insurance; and
any other form of insurance or such higher limits as the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time upon not less than 30 days’ notice to the Tenant, provided such other insurance would similarly be carried by tenants of similar premises.

(b)
All policies referred to in Subsection (a) shall be with insurers reasonably acceptable to the Landlord. Each of the Tenant’s insurance policies shall name the Tenant as insured and the Landlord and its property manager, together with the Mortgagee if required by the Landlord, as additional insureds, as their interests may appear and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to the Landlord, acting reasonably, from time to time. Without limiting the generality of the foregoing, each of the Tenant’s insurance policies will contain:

the standard mortgage clause as may be required by any Mortgagee;
a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against the Landlord, the property manager, the Mortgagee, or any Person for whom any of such Persons is in law responsible;
an undertaking by the insurer that no material change will be made and the policy will not expire, lapse or be terminated, except upon 30 days’ written notice to the Tenant, the Landlord and to any Mortgagee;
a provision stating that the Tenant’s insurance policy will be primary and will not call into contribution any other insurance available to the Landlord;
a severability of interests clause and a cross-liability clause;
a waiver, in respect of the interests of the Landlord, its property manager and any Mortgagee, of any provision with respect to any breach of any warranties, representations, declarations or conditions contained in the said policy;
coverage with respect to the sudden and accidental release of Hazardous Substances; and
will protect the Landlord in respect of Claims by the Tenant as though the Landlord.

(c)
Certificates of insurance on the Landlord’s standard form or, if required by the Landlord, certified copies of insurance policies shall be delivered to the Landlord forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 11.1 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not rectify the situation within 48 hours after written notice by the Landlord to the Tenant (stating reasons, if the Landlord or the Mortgagee does not approve of the insurance), then the Landlord has the right, without assuming any obligation as a result, to effect the insurance at the sole expense of the Tenant and all costs incurred by the Landlord plus an Administration Fee applied to such costs shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights or remedies of the Landlord under this Lease. If both the Landlord and Tenant have claims to be indemnified under any such insurance, the proceeds shall be applied first to the settlement of the Landlord’s claim, with the balance to the settlement of the Tenant’s claim.

(d)
The amount of any deductible not received by the Landlord in respect of any insurance proceeds payable under any policies of insurance maintained by the Tenant to be paid to the Landlord shall be payable by the Tenant as Additional Rent. The amount of any deductible not received by the Tenant as proceeds of any policy of insurance shall be for the Tenant’s own account. Deductible amounts under any policies shall not exceed those which a prudent Landlord or Tenant would allow in insuring a similar risk in similar circumstances.

(e)
Prior to the Tenant or the Tenant’s Agents being given access to the Property or any part of them, the Tenant covenants and agrees to provide the Landlord with proof of the Tenant’s insurance in accordance with the provisions of Subsection (c) above.

11.2	Landlord’s Insurance
The Landlord may obtain and maintain in full force and effect during the Term with respect to the Property insurance against such occurrences and in such amounts and on such terms and conditions and with such reasonable deductibles as would a prudent owner of a property similar to the Property. Such insurance may include: (a) all risks insurance on the Building, any other buildings forming part of the Property and any Leasehold Improvements at the Property which the Landlord desires to insure against damage; (b) boiler and machinery insurance; (c) rental income insurance; and (d) public liability insurance. Notwithstanding that the Tenant may be contributing to the costs of such insurance pursuant to the terms of this Lease, the Tenant will not have any interest in or any right to recover any proceeds under any of the Landlord’s insurance policies nor direct the usage thereof and the Tenant will not be relieved of any liability arising from or contributed to by its negligence or its acts or omissions, or that of the Tenant’s Agents. Any policy of insurance required to be maintained by the Landlord hereunder may provide that the amount payable if a loss occurs will be reduced by a deductible amount which will not be greater than what is reasonable in all the circumstances and the Tenant shall pay to the Landlord, as Additional Rent, on demand the amount so deducted from the insurance proceeds paid if a loss occurs. The Landlord agrees not to permit the deductible to be increased under the policies of insurance required to be maintained by the Landlord hereunder beyond that which was in place as at the date of this Lease without the Tenant’s prior written consent.

11.3	Use of Property (Insurance)

(a)
Neither the Tenant nor the Tenant’s Agents shall bring on the Property, do, omit or permit to be done or omitted on or about the Property anything which shall cause the rate of insurance on the Property or the whole or any part of the Building or Property or its contents to be increased. If the rate of insurance is increased by the use made of the Property or by anything done or omitted or permitted to be done or omitted by the Tenant, the Tenant’s Agents or by anyone permitted by the Tenant to be on the Property, the Tenant shall take all steps as are necessary to remedy the situation caused by such use of the Property or omission and shall pay the amount of such increase to the Landlord immediately on demand.

(b)
If any policy of insurance on the whole or any part of the Building or Property or the contents is cancelled or refused to be renewed or granted by an insurer by reason of the use or occupation of all or any part of the Property by the Tenant or the Tenant’s Agents or by anyone permitted by the Tenant to be on the Property, the Tenant shall immediately on demand remedy or rectify such use or occupation and if the Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, or reduction of coverage within 48 hours after notice thereof by the Landlord, the Landlord may, at its option, either: (i) re-enter and take possession of the Property forthwith by leaving upon the Property a notice in writing of its intention of so doing and thereupon the Landlord will have the same rights and remedies as are contained in ARTICLE XIV; or (ii) enter upon the Property and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction and the Tenant shall pay the cost thereof, together with an Administration Fee thereon, as Additional Rent, on demand.

11.4	Indemnification
The Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Rent payable by the Tenant under this Lease), all Claims, orders or directions in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising:

(a)	from any occurrence in, at, on, under or about the Property; or

(b)	from the occupancy or use by the Tenant of all or any part of the Property; or

(c)	occasioned wholly or in part by any act or omission of the Tenant, the Tenant’s Agents or by anyone permitted to be on the Property by the Tenant; or

(d)	under the Environmental Laws that result from any matter or occurrence caused or contributed to by the Tenant and/or the Tenant’s Agents; or

(e)	from any breach by the Tenant of any provisions of this Lease or any non-

compliance with any Environmental Laws; or

(f)
from the generating, manufacture, refinement, treatment, transportation, storage, handling, disposal, transfer, production or processing of any Hazardous Substance by the Tenant or any other Person in, on, under or about the Property and any nuisance arising from any of the foregoing activities; or

(g)	from or out of this Lease.
Notwithstanding the foregoing, the Tenant shall not be liable to indemnify the Landlord and save it harmless for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any Person for whom the Landlord is responsible in law; and provided further that the Tenant shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Landlord, or which the Landlord is required to have taken out by any provision of this Lease, subject to Subsection 11.1(d). If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees (on a substantial indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a court shall decide otherwise. Notwithstanding any other provision of this Lease, this indemnification shall survive the termination of this Lease, with respect to any matter referred to in this Section which occurs during the Term. As used in this Section, the “Term” includes any period prior or subsequent thereto during which the Tenant or any assignee, subtenant, or Tenant’s Agent occupies the Property or any part thereof, either actually or constructively and any period during which the Tenant overholds.

11.5	Liability to Invitees, Licensees
Except as expressly provided in this Lease, the Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other Person who may be on the Property or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other Person while such property is on the Property. In particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or any adjoining premises or areas or from any water, steam, sprinkler or drainage pipes or plumbing works or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any other tenant. Notwithstanding the foregoing, the Landlord shall not be released from liability or responsibility for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any Person for whom the Landlord is responsible in law, but such liability or responsibility for any negligent act, omission or tortious conduct shall only apply to the extent that the loss, damage or injury is covered by the proceeds of a policy of insurance in favour of the Landlord and, as a condition to receipt of such proceeds, the Tenant and anyone claiming by or through the Tenant shall release the Landlord from any claim for any amount in excess of the amount recoverable under such policy; and provided further that the Landlord shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Tenant, or which the Tenant is required to have taken out by any provision of this Lease.

11.6	Benefit of Release
Every indemnity, hold harmless provision, release and exclusion of liability contained in this Lease for the benefit of the Landlord and every waiver of subrogation for the benefit of the Landlord contained in any insurance policy maintained by the Tenant shall survive the termination of this Lease and shall extend to and benefit all of the Landlord, the owners, the manager(s) of the Property and all of their respective agents, beneficiaries, shareholders, unitholders, directors, officers, employees and those for whom any of the Landlord, such owners, such manager(s) and such agents, respectively, is in law responsible. Solely for such purpose and to the extent that the Landlord expressly chooses to enforce the benefits of this Section for any or all of such persons, it is agreed that the Landlord is the agent or trustee for such Person. No such indemnity, hold harmless provisions, release or exclusion of liability or waiver of subrogation for the benefit of the Landlord shall be deemed to impose or imply any obligation, responsibility or liability whatsoever on the Landlord, including any obligation to perform or do any act or thing, except to the extent any such obligation, responsibility or liability of the Landlord is expressly provided for under this Lease.

11.7	Mutual Release
Notwithstanding anything else contained in this Lease, each of the Landlord and the Tenant hereby releases the other and waives all claims against the other and those for whom the other is in law responsible with respect to occurrences insured against or required to be insured against by the releasing party, whether any such claims arise as a result of the negligence or otherwise of the other or those for whom such other is in law responsible, subject to Subsection 11.1(d).

ARTICLE XII    ALTERATIONS

12.1	Alterations by Landlord

(a)
The Landlord and its agents have the right to enter the Property at all times to inspect or examine same and to make Alterations to the Structural Components where necessary, without liability to the Tenant and without constituting an eviction of the Tenant or a breach of the covenant for quiet enjoyment, so long as in doing any of the foregoing, the Landlord will only temporarily disturb or interfere with the Tenant’s use or occupation of the Property, or with access to and from the Property.

(b)
If an excavation will be required to be made upon land adjacent or subjacent to the Property, the Tenant will afford to the Person proposing to make such excavation a licence to enter upon the Property for the purpose of doing such work as the Landlord will deem necessary to preserve the wall, floor, or the Building or Property from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against the Landlord or diminution or abatement of Rent and without such actions constituting an eviction of the Tenant or a breach of any covenant for quiet enjoyment.

12.2	Alterations by Tenant

(a)
The Tenant acknowledges and understands that the Property and/or Building may contain “designated substances” as prescribed in the regulations under the Occupational Health and Safety Act (Ontario) or successor Applicable laws. The Tenant shall be responsible for ensuring compliance with all Applicable Laws including occupational health and safety legislation in relation to any Alterations, including installation of any Leasehold Improvements (the “Work”).

(b)	The Tenant will not make, install or erect in or to the Property any Work until:
the Tenant has submitted to the Landlord two complete sets of professionally prepared plans, drawings and specifications (which shall include architectural, structural, electrical, mechanical and telecommunication plans, to the extent Alterations may or will affect the Structural Components and systems) of the proposed Work including the location proposed for installation of same (collectively the “Plans”);
the Tenant has furnished to the Landlord such evidence as reasonably required by the Landlord of the projected cost of the Work and the Tenant’s ability to pay for same;
the Landlord has approved the Plans in writing save for Work that does not affect the Structural Components and costs less than the Minor Alteration Amount. During the first year of the Term, the “Minor Alteration Amount” shall be the sum of $50,000.00 exclusive of HST. Thereafter, the Minor Alteration Amount shall escalate by a percentage equal to CPI per annum during the Term on the anniversary of the Commencement Date. “CPI” shall mean the Consumer Price Index (All items) for the City of Toronto, 2002=100, published by Statistics Canada or its successor, adjusted for any change in base year, or, if Statistics Canada or its successor no longer publishes such index or is no longer operated by the Government of Canada, such other price index as the Landlord may substitute acting reasonably; in the case of any such substitution the Landlord shall be entitled to make all necessary conversions for purposes of comparison;
all contractors proposed by the Tenant to complete the Work are duly licensed if licensing is required by Applicable Laws;
the Landlord, acting reasonably, advises the Tenant that a designated substances survey(s) and/or report(s) or required in respect of the Work, and the Tenant has obtained at its expense such designated substances survey(s) and/or report(s) and has provided copies of such survey(s) and/or report(s) to all Persons required by Applicable Laws;
the Tenant has secured all necessary and requisite approvals, licences, consents, inspections, certificates and permits of every Authority having jurisdiction in respect of the Plans, over the conduct of the Work, the zoning of the Property and the proposed use thereof (the “Approvals”) and the Tenant will have submitted evidence of such Approvals to the Landlord, along with a written indemnity in favour of the Landlord on the Landlord’s form, holding it harmless and indemnifying it from all Claims in respect of the Approvals;
the Tenant has provided evidence of all insurance as required by this Lease, evidence of up-to-date worker’s compensation insurance for the contractor approved by the Landlord to perform the Work (and for all subcontractors) and such other insurance as the Landlord, acting reasonably, requires from time to time in connection with completion of the Work; and
the Tenant has covenanted with the Landlord to remove such Leasehold Improvements and/or Trade Fixtures resulting from completion of the Work as required by the Landlord upon completion of the Term.

(c)	The Landlord will be permitted to withhold approval to any Work if in the Landlord’s sole and arbitrary opinion such proposed Work might in any way detrimentally affect:
the Structural Components;
the coverage of the Property for zoning or insurance purposes; or
the appearance, quality, value or usefulness of the Property, the Building or any part thereof.
The Tenant shall ensure that only contractors approved by the Landlord will complete the Work. The Tenant must obtain the Landlord’s prior written consent to any change or changes in any Plans approved by the Landlord or for any change in the contractors approved to complete the Work. The Tenant shall pay, as Additional Rent, on demand, the cost to the Landlord of having its Consultants approve such changes in any Plans prior to proceeding with any work based on such revised Plans together with an Administration Fee applied to such costs.

(d)
Should the Tenant fail to obtain any required Approval, or to post any deposit required by law, the Landlord may, but will not be obligated to, do so on behalf of the Tenant at the Tenant’s expense and the Tenant shall pay to the Landlord, as Additional Rent on demand, the costs and expenses thereof, together with an Administration Fee applied thereon.

(e)	All Work proposed by the Tenant and approved by the Landlord shall be performed: at the sole cost of the Tenant and without cost to the Landlord, including any work required to deal with any designated substances affected by performance of the Work in compliance with Applicable Laws, notwithstanding Subsections 2.1(ll)(I) and Subsection 9.4(e);
by competent contractors, subcontractors and/or workers;
in conformance to all Applicable Laws then in force affecting the Property; and

in a good and workmanlike manner using first class materials pursuant to the drawings and specifications approved by the Landlord.

(f)
Tenant will pay to the Landlord, forthwith upon request, all of the Landlord’s reasonable costs incurred in dealing with the Tenant’s request for the Landlord’s consent to any Work that requires the Landlord’s consent, whether or not such consent is granted, including fees of architects, engineers and designers and all reasonable charges of the Landlord for its own personnel and in inspecting and supervising any such Work, together with an Administration Fee thereon. The Landlord will have the right to require the Tenant to pay the Landlord a deposit on account of such costs as a precondition to the Landlord’s granting such consent. The Landlord may require that the Tenant retain the Consultant identified by the Landlord at the Tenant’s expense to ensure compatibility of base building systems and the Work.

(g)
If any of the following work is required by the Tenant, at the option of the Landlord, it shall be carried out by the Landlord, at the Landlord’s option under written contract with the Tenant at the Tenant’s sole expense or by the Landlord’s designated contractors under written contract with the Tenant at the Tenant’s expense:

Work that requires modification and/or interfacing with base building work and systems, including the sprinkler, HVAC System, exhaust, control, electrical distribution, lighting and life safety systems;
Work that may impact the exterior appearance of the Building;
Work that may result in patching of building standard fireproofing; and Work that includes any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duct equipment, or openings in the floors, walls, columns or roof of the Building.
On completion of such work, the Tenant shall pay to the Landlord as Additional Rent, on demand, the costs of the Landlord relating to such work (including the fees of any Consultant) plus an Administration Fee applied to such costs.

(h)
The Tenant hereby consents to the Landlord’s supervision over construction and shall promptly pay to the Landlord’s or to the Tenant’s contractors as the case may be, when due, the cost of all such work and of all materials, labour and services involved in the work and of all decoration and all changes in the Building, its equipment or services, necessitated by the Work.

(i)
If the Tenant performs any Work without the consent of the Landlord or without complying with the provisions of this Section, such Work shall be promptly removed by the Tenant and the Property restored to its previous condition, all at the expense of the Tenant.

(j)
The Tenant will, at its expense, promptly remove from the Property, in compliance with Applicable Laws, all trash and construction debris which may accumulate in connection with completion of the Work.

(k)
In the event that the Tenant makes any Alterations in accordance with the provisions of this Section 12.2 which result in the Tenant's entitlement to an abatement or similar payment from the Provider, such abatement or similar payment shall be for the sole benefit of the Tenant.

12.3	Construction Liens
The Tenant shall at all times throughout the Term promptly pay all its contractors, suppliers and workers and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Property. The Tenant shall indemnify and hold the Landlord harmless from and against any Claims arising from any claim made against the Property for construction liens related to work done by or on behalf of the Tenant and any such Claims incurred by the Landlord shall be paid by the Tenant to the Landlord on demand. The Tenant shall cause all registrations of claims for construction liens and/or certificates of action under the Construction Lien Act (Ontario) for any work done by or on behalf of the Tenant and all work which the Tenant is obliged to do, to be discharged or vacated, as the case may be, within 15 days of such registration or within five days after notice from the Landlord, failing which the Landlord, in addition to any other rights or remedies it may have, may, but shall not be obligated to, discharge such liens and/or certificates by payment to the claimant, payment into court, or otherwise; any such payments and the Landlord’s legal costs (on a substantial indemnity basis) and other costs of obtaining and registering such discharges shall be repaid by the Tenant to the Landlord on demand as Additional Rent plus an Administration Fee applied to such costs.

ARTICLE XIII    DAMAGE, DESTRUCTION OR EXPROPRIATION

13.1	Damage and/or Destruction

(a)
Except as specifically provided in this Article, there shall be no reduction or abatement of Rent and the Landlord shall not be liable to the Tenant by reason of any injury to or interference with the Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Property. If the Building is damaged or destroyed, the Rent or a proportionate part of the Rent, according to the nature and extent of the damage to the Building, shall abate proportionately based on the damage to the Rentable Area of the Building in comparison to the overall Rentable Area of the Building, until the Building is rebuilt or made fit for occupation by the Tenant and the Landlord shall rebuild or make fit the Building with all due diligence; provided that if, using reasonable diligence, the Building is incapable of being rebuilt or made reasonably fit for occupation within 180 days from the date of damage or destruction (the “Damage Date”), either party may terminate this Lease on notice to the other given within 45 days of the Damage Date.

(b)
Although the Building may not be damaged or destroyed in whole or part, if the damage or destruction to the Building renders 50% or more of the Rentable Area of the Building wholly unfit for occupancy or impossible or unsafe for use and occupancy, the Landlord may, at its option, terminate this Lease within 45 days of the Damage Date by giving not less than 60 days’ notice to the Tenant.

(c)
The certificate of the Consultant will bind the parties hereto as to the state of tenantability of the Building, the extent of damage to the Property, the date upon which the Landlord’s restoration work or Tenant’s restoration work is completed or substantially completed and the Rentable Area of the Building.

(d)
If the damage or destruction occurs in the last year of the Term so that the Building is incapable of being rebuilt or made reasonably fit for occupancy within 30 days from the Damage Date, the Landlord may terminate this Lease by giving notice within 20 days of the Damage Date.

(e)
Notwithstanding Subsection (a), if the damage or destruction occurs by reason of any cause in respect of which proceeds of insurance substantially sufficient to pay for the cost of rebuilding or making fit the Building are not payable to or received by the Landlord, or if any Mortgagee or other Person entitled to the proceeds does not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease on five Business Days’ notice to the Tenant.

(f)
On the termination of this Lease under this Section, Rent and any other liabilities of the Tenant shall be apportioned and paid to the Damage Date and the Tenant shall immediately deliver up possession of the Property.

13.2	Expropriation

(a)
If at any time during the Term, all or part of the Property is acquired or expropriated by any lawful expropriating Authority or if, in the Landlord’s opinion, reasonable access to the Building or Property is materially affected by any expropriation (collectively the “Expropriation”), then, at the option of the Landlord, this Lease shall be terminated as of the date on which the interest taken by the Expropriation vests in the Authority and neither party shall have any claim against the other for the value of any unexpired Term or for damages or otherwise. If the Landlord does not elect to terminate this Lease, this Lease shall continue in effect without any reduction or abatement of Rent, provided that if any part of the Property is expropriated, the Rent shall be adjusted accordingly by the Landlord in the proportion which the Rentable Area of the Building is reduced as a result of the Expropriation.

(b)
The full proceeds resulting from the Expropriation shall belong solely to the Landlord. The Tenant will execute all documents necessary in the Landlord’s opinion for this purpose. The Tenant shall have the right to recover from the expropriating Authority, but not from the Landlord, such compensation as may be separately available to the Tenant in the Tenant’s own right by reason of the Expropriation for damage to the Tenant’s business and on account of any cost or loss of the Tenant in removing its chattels, Trade Fixtures and Leasehold Improvements.

(c)	The Landlord and the Tenant agree:
to keep each other fully informed about their respective claims for compensation;
that each of them will not claim compensation on any basis inconsistent with this Lease;
that each will reasonably cooperate with the other in the prosecution of their proper separate claims; and
that neither party shall compromise the claim of the other party without its prior written consent.

13.3	Repair following Damage or Expropriation

(a)
If the Building or Property is damaged or expropriated to the extent described in Sections 13.1 or 13.2 and the Landlord does not terminate this Lease, the Landlord will promptly rebuild or repair the Building, subject to the express terms and conditions of this Lease, but the Landlord may use plans, drawings and specifications that are different in content from those used in the original construction of the Building or any part of it and the rebuilt or repaired Building may be different in configuration or design from the Building before the damage or Expropriation. The Landlord shall repair and restore the Property according to the nature of the damage with all reasonable diligence, except for Leasehold Improvements and Trade Fixtures installed by the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition they were in immediately before the damage or destruction, but to the extent that any part of the Property is not reasonably capable of use by reason of damage which the Tenant is obligated to repair, any abatement of Rent to which the Tenant is otherwise entitled shall not extend later than the time by which, in the reasonable opinion of the Consultant, repairs by the Tenant ought to have been completed with reasonable diligence. Notwithstanding any other provision herein, the Tenant shall pay the cost of the repair and restoration of all destruction which is attributable to the wilful act or neglect of the Tenant, the Tenant’s Agents or any Person entering on the Property under express or implied invitation of the Tenant and in such case, there shall be no abatement of Rent.

(b)
A Consultant’s certificate as to the length of time required, using reasonable diligence, to rebuild or restore the Building or as to when all or any portion of the Building is reasonably fit for occupancy by the Tenant shall be conclusive and binding on the Landlord and the Tenant.

ARTICLE XIV    TENANT’S DEFAULT AND LANDLORD REMEDIES AND
PROTECTION

14.1	Lien on Tenant’s Property and Distress

(a)
If, at any time during the period of time the Tenant is in possession of the Property, an Event of Default occurs, the Landlord has a lien on all Tenant’s Property as security against loss or damage resulting from any such Event of Default and the

Tenant’s Property shall not be removed from the Property by the Tenant until the Event of Default is cured, unless otherwise permitted in writing by the Landlord. The Landlord shall have the right to enter the Property to enforce its lien and shall have all of the rights and remedies of a secured creditor in possession under the Personal Property Security Act (Ontario).

(b)
In case of removal by the Tenant of any of the Tenant’s Property from the Property, the Landlord may follow same for 30 days in the same manner as is provided for the Commercial Tenancies Act (Ontario) and any other Applicable Laws, including amendments thereto (collectively the “Act”). The Tenant hereby covenants and agrees with the Landlord that in consideration of the premises and of leasing and letting by the Landlord to the Tenant of the Property for the Term hereby created (and it is upon that express understanding that these presents are entered into), that none of the Tenant’s Property shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by any section or sections for the said Act and that upon any claim being made for such exemption by the Tenant or any claim being made for such exemption by the Tenant or on distress being made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such Tenant’s Property as are named as exempted in the said Act. The Tenant waives, as it hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Act but for this covenant.

(c)
Nothing in this Section 14.1 shall derogate from the rights of the Tenant’s Lender with respect to the Collateral, and in the event of an inconsistency between the provisions of this Section 14.1 and the provisions of Section 14.5, the provisions of Section 14.5 shall prevail.

14.2	Tenant’s Default and Remedies of Landlord

(a)
Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, the Landlord may at any time thereafter at its election terminate this Lease or the Tenant’s right of possession, (but the Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies it has pursuant to this Lease, at law or in equity. Upon the termination of this Lease or termination of the Tenant’s right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Property by summary dispossession proceedings or any other action or proceeding authorized by law and to remove the Tenant and all persons and property therefrom. If the Landlord re-enters the Property for a period of sixty (60) days (the “Storage Period”) the Landlord shall have the right to keep in place, store or move to a storage facility the Tenant’s Property or any other occupant’s property, in whole or in part at the Property as the Landlord decides in its sole discretion. As of the first day following the Storage Period, the Landlord shall have the right to keep in place, use, remove, dispose of, sell by private or public sale or same, either in bulk or by individual item, store, move to a storage facility, convey to a new tenant and/or otherwise deal with the Tenant’s Property or any other occupant’s property, in whole or in part at the Properties as the Landlord decides in its sole discretion. The Tenant shall be responsible for any costs or damages incurred by the Landlord in dealing with such Tenant’s Property, including all removal and storage fees and taxes, together with an Administration Fee applied thereon. Despite anything to the contrary, in such event the Landlord will not be responsible for any Claims in respect of the Tenant’s Property regardless of how same is caused, even if by negligence or gross negligence. This clauses survives the termination of this Lease.

(b)	If the Landlord terminates this Lease, the Landlord may recover from the Tenant the sum of:
the full amount of the current month’s and the next ensuing three (3) months’ installments of Rent;
all Rent and all other amounts accrued hereunder to the date of such termination;
the value of the Rent for any periods of abated monthly Rent based on the monthly Base Rent amount that immediately follows such period of abatement;
the cost of reletting the whole or any part of the Property, including brokerage fees and/or leasing commissions incurred by Landlord;
the costs of removing, disposing of, selling, storing, moving to a storage facility, conveying and/or otherwise dealing with the Tenant’s Property or any other occupant’s property, subject to Subsection (a);
the costs of repairing, altering, remodeling, or otherwise putting the Property into condition acceptable to a new tenant or tenants;
all reasonable expenses incurred by the Landlord in pursuing its remedies, including reasonable legal fees and court costs; and
the then present value of the Base Rent and other amounts payable by the Tenant under this Lease as would otherwise have been required to be paid by the Tenant to the Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease less the present value of any net amounts which the Landlord earns on a reletting of the Property for such period. Such present values shall be calculated at a discount rate equivalent to the yield at the close of business on the date of such termination on the Government of Canada bond maturing the same date as the expiration date stated in this Lease, or if no such Government of Canada bond exists, the yield on such Government of Canada bond maturing closest to, but prior to the expiration date stated in this Lease.
If the Landlord terminates this Lease for an Event of Default, then for the purpose of calculating future Rent, the annual Rent will be considered to be equal to the aggregate of the annual Base Rent and Additional Rent payable under this Lease over the balance of the Term, assuming a five percent annual increase in Additional Rent year over year for the remainder of the Term.

(c)
If the Landlord terminates the Tenant’s right of possession (but not this Lease), the Landlord may, but shall be under no obligation to, relet the Property for the account of the Tenant for such rent and upon such terms as shall be satisfactory to the Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to the Tenant. For the purpose of such reletting, the Landlord is authorized to complete any repairs, alterations, or remodelling or to otherwise to put the Property into condition acceptable to a new tenant or tenants as the Landlord deems reasonably necessary or desirable. The Tenant shall pay to the Landlord as Additional Rent:

the cost of reletting the whole or any part of the Property, including brokerage fees and/or leasing commissions incurred by Landlord;
the costs of removing, disposing of, selling, storing, moving to a storage facility, conveying and/or otherwise dealing with the Tenant’s Property or any other occupant’s property;
the costs of repairing, altering, remodeling, or otherwise putting the Property into condition acceptable to a new tenant or tenants; and
all reasonable expenses incurred by the Landlord in pursuing its remedies, including reasonable legal fees and court costs.
The Tenant shall also immediately pay to the Landlord any unpaid Rent and other amounts accrued hereunder at the time of repossession with requirement of demand by the Landlord. If the Property is not relet, the Tenant shall remain responsible for payment of all Rent accruing under this Lease. If the Property is relet, notwithstanding such reletting, the Tenant shall remain responsible for payment of all Rent accruing under this Lease net of any rent collected by the Landlord upon any reletting. Any such payments due the Landlord shall be made upon demand therefor from time to time and the Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(d)
Exercise by the Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Property and/or a termination of this Lease by the Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof. The failure of the Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. The Tenant and the Landlord further agree that forbearance or waiver by the Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of the Landlord’s right to enforce one or more of its rights in connection with any subsequent Event of Default. A receipt by the Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. To the greatest extent permitted by law, the Tenant waives the service of notice of the Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of relief against forfeiture in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re- entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Property shall be on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the remaining Term, rental concessions, alterations and repair of the Property, lease of less than the entire Property to any tenant. The Landlord shall not be liable, nor shall the Tenant’s obligations hereunder be diminished because of, the Landlord’s failure to relet the Property or collect rent due in respect of such reletting.

(e)
The Tenant hereby irrevocably waives the benefit of any present or future Applicable Laws, which in any way may take away, limit or diminish the Landlord’s right to terminate this Lease or re-enter into possession of the Property in pursuance of its rights and remedies as set forth in this Lease and any and all rights of redemption granted by or under any present or future Applicable Laws in the event of the Tenant being evicted or dispossessed for any cause or in the event of the Landlord obtaining possession of the Property by reason of the violation by the Tenant of any of the terms or conditions of this Lease or otherwise.

14.3	Bankruptcy and Insolvency
The Tenant hereby irrevocably waives any right it, or any Person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceedings including the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) and agrees that in the event of any such proceeding the Landlord comprises a separate class for voting purposes.

14.4	Landlord May Perform Covenants

(a)
If the Tenant will fail to perform any of its covenants or obligations under or in respect of this Lease, the Landlord may, on not less than 30 days’ written notice to the Tenant specifying the nature of the Tenant’s default (except in the event of an emergency, in which event no notice shall be required and except in respect of such defaults described in Subsections 2.1(t)(iv) to and including 2.1(t)(xxii), for which no notice is required), but will not be obligated to, from time to time at its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof and for such purpose may do such things upon or in respect of the Property or any part thereof as and to the degree or extent the Landlord may consider requisite or necessary, without releasing the Tenant from its obligations relative thereto.

(b)
In addition and not in substitution for the Landlord’s rights and remedies in this Lease, all costs incurred and expenditures made by or on behalf of the Landlord under this Section, together with an Administration Fee thereon, will be forthwith paid by the Tenant upon demand and, if the Tenant fails to pay same, the Landlord may add same to the Rent and recover the same by all remedies available to the

Landlord for the recovery of Rent in arrears. The Landlord will not be liable to the Tenant for any Claims resulting from any such action or entry by the Landlord. The Tenant agrees that such action or entry pursuant to this Section is not a re-entry, nor a breach of any covenant for quiet enjoyment contained in this Lease.

14.5	Landlord Lien Waiver
Notwithstanding the provisions of Section 17.1, Landlord acknowledges that Tenant has granted or intends to grant to one or more lenders (collectively “Tenant’s Lender”), pursuant to certain agreements executed by Tenant, a security interest in all of Tenant’s personal property, machinery, equipment, furniture, furnishings and fixtures, together with any replacements or renewals thereof or additions thereto serving similar or related functions, located at or used in connection with the Property (collectively, the “Collateral”), and in connection therewith:

(a)	None of the Collateral shall be or become deemed a part of or a fixture on the Property even if the Collateral is installed thereon or in some manner attached thereto;

(b)
The Landlord hereby consents to such security interest of Tenant’s Lender and waives, as against Tenant’s Lender, and subordinates to the security interest of Tenant’s Lender, all claims, rights of distraint or levy, liens and other rights which Landlord now has or may hereafter acquire with respect to the Collateral under the terms of this Lease or under any other agreement entered into with Tenant or under the provisions of Applicable Laws;

(c)	The Landlord agrees that Tenant’s Lender may exercise any remedies available to it with respect to the Collateral, including removal of the Collateral from the Property, as long as:

(i)	Tenant’s Lender provides notice to the Landlord in writing in accordance with Section 18.7 of this Lease of any default by Tenant in its obligations to the Tenant’s Lender.

(ii)
Tenant’s Lender reimburses Landlord for the cost of repair or physical injury, if any, to the Property arising in the course of removal of, such reimbursement not to include any diminution of value resulting from the absence of the Collateral removed; and,

(iii)	Tenant’s Lender indemnifies the Landlord from all Claims associated with and/or in connection with exercise by Tenant’s Lender of its remedies respecting the Collateral.

(d)
In the event that notice is provided to the Landlord as set out in Subsection(c)(i), at any time thereafter the Landlord agrees that Tenant’s Lender may at any time enter upon the Property and remove the Collateral, and that Tenant’s Lender may also take possession of the Collateral on the Property, and may remain on the Property in order to dismantle, prepare for disposition or removal, dispose of or otherwise deal with the Collateral. Tenant’s Lender shall pay to Landlord a use and occupancy fee equal to the Rent under this Lease, which Tenant would have paid to Landlord during such period commencing as of the date Tenant’s Lender elects to use and/or occupy the Property, prorated for each day Tenant’s Lender remains on the Property; and,

(e)
The Landlord will, if requested by the Tenant and/or Tenant’s Lender, execute and deliver in favour of Tenant’s Lender an agreement incorporating the foregoing terms, provided Tenant’s Lender executes an agreement incorporating the foregoing terms.

14.6	Application of Receipts

(a)
Any and all amounts required to be paid pursuant to this Lease will, if not paid when due, be collectible and recoverable as Rent and the Landlord will have all rights against the Tenant for default in any such payment as in the case of arrears of Rent, but nothing contained in this Lease is deemed to suspend or delay the payment by the Tenant of any amount of money at the time it becomes due and payable hereunder, or to limit any other remedy of the Landlord. The Landlord may, at its option from time to time, apply or allocate or re-apply or re-allocate any sums received from or payable by the Tenant to the Landlord on account of any amounts payable by the Tenant hereunder in such manner as the Landlord determines in its sole and absolute discretion, without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by the Tenant.

(b)
No acceptance by the Landlord of payment by the Tenant of any amount less than the full amount payable to the Landlord and no endorsement or direction on any cheque or other written instruction or statement respecting any payment by the Tenant that is less than the full amount payable to the Landlord, will be deemed to constitute payment in full or an accord and satisfaction of any obligation of the Tenant.

14.7	Protection of Landlord
Notwithstanding anything to the contrary in any Applicable Laws (save and except to the extent a Tenant may not contract out a right or protection provided by law), the exercise by the Landlord of any of the rights and remedies reserved to it under this Article shall not:

(a)	require the service of any notice or demand by the Landlord to the Tenant of any Event of Default;

(b)	require the resort by the Landlord to any legal proceedings;

(c)
constitute a breach of the covenant for quiet enjoyment or constitute an actual or constructive eviction, forfeiture, surrender of this Lease, termination of this Lease or a re-entry into the Property, unless the Landlord elects in writing to effect such eviction, forfeiture, surrender, termination or re-entry;

(d)
render the Landlord liable or responsible in any way to the Tenant or others for any act, fault, occurrence or for any cause whatsoever, including any injury, personal discomfort or death to any person, loss or damage to any of the Tenant’s Property or others and any Claims; or

(e)	render the Landlord subject to any prosecution;
unless otherwise expressly provided in this Lease. Any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.

14.8	Remedies Generally
Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant, including application of any Security Deposit, does not preclude the Landlord from any other remedy in respect thereof, whether available at law, or expressly provided for in this Lease. The Tenant confirms that the Landlord has a right to injunctive relief. No remedy will be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed and performed, unless otherwise provided in this Lease, the Tenant’s only remedy will be for such damages as the Tenant will be able to prove in a court of competent jurisdiction that it has suffered as a result of such a breach by the Landlord.

14.9	Limited Assets
If the Tenant will at any time obtain any judgment or other judicial process (requiring the payment of any moneys) against the Landlord, only the interest of the Landlord in the Property will be available for the satisfaction of any such judgment or process and the Tenant will look solely to the interest of the Landlord in the Property and not to any assets of the Landlord, however, to the prior rights of any ground or underlying lessor or of any Mortgagee of all or any part of the Property. Without limiting the Landlord’s rights or remedies under this Lease, the Tenant hereby consents to the Landlord obtaining an injunction to restrain the Tenant from breaching the provisions of this Section and all costs and professional fees (including legal fees on a substantial indemnity (solicitor and his own client basis)) incurred by the Landlord with respect thereto shall be paid by the Tenant to the Landlord as Additional Rent forthwith upon demand.

14.10	Waiver

(a)
No condoning, excusing, overlooking or delay in acting by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition in this Lease shall operate as a waiver of the Landlord’s rights under this Lease in respect of any such or continuing subsequent default, breach or non-observance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord except an express waiver in writing.

(b)
The waiver by the Landlord of any breach of any term, covenant or condition contained in this Lease will not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent hereunder by the Landlord will not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular Rent so accepted, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease will be deemed to have been waived by the Landlord, unless such waiver will be in writing signed by the Landlord.

14.11	Costs and Expenses
If the Landlord brings an action for recovery of possession of the Property or for collection of Rent or other sums payable under this Lease, or if such sums shall be collected on the demand of a solicitor, or if the Landlord brings an action to compel performance of any of the terms, conditions, covenants or provisos under this Lease or for damages for failure of the Tenant to perform any of them, or if they are performed on the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the Tenant and the Tenant shall pay to the Landlord all all costs and expenses incurred by the Landlord including solicitor’s fees on a substantial indemnity (solicitor and his own client) basis, together with an Administration Fee thereon.

14.12	Fulfilment of Obligations following Expiry/Termination
Notwithstanding expiration of the Term or other termination of this Lease, the Tenant will be responsible for fulfilling all of its obligations and indemnities which are unfulfilled at the expiration of the Term or other termination of this Lease and the Landlord will have recourse to all available remedies in respect of any Event of Default hereunder.

14.13	Limitation of Liability

(a)
If a real estate trust (the “Trust”) is or will become beneficial owner of the Property, then the Landlord’s obligations pursuant to this Lease will not be personally binding upon and resort will not be had to, nor will recourse or satisfaction be sought from, the private property of any of the trustees of the Trust, Trust unitholders (“Unitholders”), annuitants under a plan of which a Unitholder acts as a trustee or carrier, or officers, employees or agents of the Trust, but only the property of the Trust may, subject to Section 14.9, be bound.

(b)
It is acknowledged that Skyline Commercial Management Inc. (the “Manager”) has executed this Lease as the agent for and in the name of and with the authority of the Landlord and that the covenants and agreements of the Landlord are the obligations of the Landlord only and are not obligations personal to or enforceable against the Manager in its own right.

(c)

ARTICLE XV    MORTGAGEE’S RIGHTS

15.1	Mortgagee’s Priority
At the option of the Landlord, to be expressed in writing from time to time, this Lease and the rights of the Tenant are and shall be subject and subordinate to all Mortgages and all renewals, modifications, consolidations, replacements and extensions of them which may now or in future affect the Property in whole or in part and whether or not such Mortgages shall affect only the Property or shall be blanket mortgages or deeds of trust affecting other premises as well. The Tenant agrees, at the election of the Mortgagee to attorn to the Mortgagee and to become a tenant of a Mortgagee under any such Mortgage on the terms and conditions of this Lease. The Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, such instruments of attornment or other instruments to give effect to the provisions of this Section as shall be requested by any such Mortgagee. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Mortgagee. Notwithstanding the preceding provisions of this Section 15.1, this Lease and Tenant’s interest in the Property shall not be subordinate to any future Mortgage and the Tenant shall not be obligated to execute an instrument subordinating this Lease or the Tenant’s interest in the Property to any future Mortgage unless concurrently with such subordination the Mortgagee agrees in such instrument of subordination not to disturb Tenant’s possession of the Property (so long as no default exists under this Lease beyond any applicable cure periods) in the event such Mortgagee acquires title to the Property through foreclosure, deed in lieu of foreclosure or otherwise.

15.2	Rights of Mortgagee
If at any time during the currency of a Mortgage in favour of a Mortgagee who has given notice in writing of the Mortgage to the Tenant the Landlord defaults in the performance of any provision of this Lease which would give rise to a right in the Tenant to terminate this Lease, then the Tenant, before becoming entitled as against the Mortgagee to exercise any right to terminate this Lease, shall give the Mortgagee notice in writing of this default. The Mortgagee shall have 60 days after the giving of the notice, or such longer period as may be reasonable in the circumstances, within which to remedy the default. If the default is remedied within that time, the Tenant shall not by reason of the default terminate this Lease. The rights and privileges granted to a Mortgagee in this Section shall not in any way be deemed to alter, affect or prejudice any of the rights and remedies available to the Tenant as against the Landlord. Any notice to be given to a Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which the Tenant has notice. The Tenant shall be deemed to have notice of the Mortgagee’s address which is recited in a charge/mortgage of land registered on title to the Property.

ARTICLE XVI    TENANT ACKNOWLEDGEMENTS

16.1	Acknowledgements or Statements

(a)
The Tenant at any time and from time to time on not less than ten days’ prior notice, shall execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the Base Rent then being paid, the dates to which the Rent, by instalment or otherwise and other sums payable under the Lease have been paid, stating whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, the particulars and amount of insurance policies on the Property in which the interest of the Landlord is noted, the amount of prepaid Rent or Security Deposit being held by the Landlord, if any, the area of the Property and the Realty Taxes, Operating Costs or other expenses, whether all Landlord’s work in construction of the Property or any Leasehold Improvements has been completed and whether or not there is any claim, charge, defence, right to set off or counter-claim by the Tenant against the Landlord in respect of Rent or otherwise together with such other information required by the Landlord respecting matters pertaining to the Lease and Property. If required by the Landlord, the Tenant shall provide the above statement on the form provided by the Landlord.

(b)
Any statement delivered under Subsection (a) may be conclusively relied on by any purchaser or prospective purchaser or any Mortgagee of the fee or the leasehold or any other sub-lessee or prospective sub-lessee, except for any default of the Landlord of which the Tenant does not have notice at the date of the statement. If the Tenant fails to execute and deliver any such statement within ten days of written request by the Landlord, the Landlord shall have the right to execute and deliver the statement by and on behalf of the Tenant and such statement shall be binding on the Tenant.

(c)
From time to time at the request of the Landlord, the Tenant shall deliver to the Landlord the Tenant’s most recent financial statements, together with such other financial information and for such periods of time as may be requested by a Mortgagee or prospective purchaser of the Property. The Tenant hereby consents to the Landlord performing a credit check at any time during the Term.

ARTICLE XVII    TRANSFER AND ASSIGNMENT

17.1	Covenant Against Transfer by the Tenant Without Consent

(a)
The Tenant will not assign, set over, transfer, sub-let or sub-lease, hypothecate, encumber or in any way deal with or part with the whole or any part of the Property and/or this Lease to any Person (a “Transferee”) for or during the whole or any part of the Term (all of the foregoing being collectively a “Transfer”), without written consent to the Transfer first being obtained from the Landlord. Any sale or other disposition of whatsoever nature and kind and any issue of shares, merger or statutory amalgamation resulting in a change in the beneficial ownership, whether directly or indirectly of the shares of the Tenant or any corporation which has de facto control over the Tenant, either directly or by reason of the holding of shares in any other corporation or corporations, shall be deemed to be a Transfer. The Tenant shall make available to the Landlord, on request, all share registers and other books and records in its control relevant to the determination of whether an assignment has occurred under this Section. For greater certainty, “Transfer” shall not include a transfer of shares of a corporation whose shares are posted for trading on any stock exchange in North America recognized by the Ontario Securities Commission, nor shall it apply to non-arm’s length transfers of shares among family members.

(b)
The Tenant shall not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Property for the purpose of a Transfer and it shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord’s right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the Base Rent applicable to the Property.

(c)
Notwithstanding anything contained in this Lease, if the Tenant from time to time receives a bona fide offer in writing for a Transfer which the Tenant is prepared to accept, then prior to acceptance of any such offer, the Tenant shall provide the Landlord with a signed copy of such offer and the Tenant shall pay the Landlord a non-refundable amount of $750.00 plus HST in advance representing the Landlord’s administrative fee to review the request. It is understood that this amount represents a reasonable cost to the Landlord for reviewing such application. Upon receipt of the signed copy of the offer from the Tenant, the Landlord shall have the option, exercisable within seven days of receipt of such offer, to terminate this Lease with respect to that part of the Property referred to in such offer. If the Landlord exercises its option, the Tenant may, within three days thereafter, revoke its application to the Landlord, but if such application is not revoked, the Tenant shall peaceably surrender and yield up to the Landlord possession of that part of the Property referred to in such offer on the day prior to the date that the proposed Transferee was to take possession under such offer. If the whole of the Property shall be surrendered to the Landlord, this Lease shall then be terminated. If a portion of the Property shall be surrendered to the Landlord, this Lease will continue, the Property shall be deemed to be that portion not surrendered to the Landlord and the Base Rent payable under this Lease shall be reduced in the proportion that the Rentable Area of the Building surrendered is of the total Rentable Area of the Building before the partial surrender. Any document or consent evidencing and/or relating to any Transfer of this Lease, if permitted or consented to by the Landlord and any documentation which the Landlord designates under any provision of this

Section 17.1, will be prepared by the Landlord and/or its solicitors and the cost of all legal and other professional services and expenses plus HST thereon incurred by the Landlord relating thereto shall be paid by the Tenant to the Landlord (on a non-refundable basis) as Additional Rent on demand but in any event prior to the Landlord executing any documentation respecting the Transfer.

(d)
The Tenant will provide the Landlord with all information in writing as the Landlord reasonably requires respecting the proposed Transferee including name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position, banking and personal references, a description of the business proposed to be conducted by the Transferee on the Property, details of all monetary payments or other consideration made or to be made by the proposed Transferee as consideration for such Transfer and any other information concerning the financial or business status of the proposed Transferee that the Landlord requires.

(e)
Notwithstanding and without in any way affecting or limiting the interpretation of this Article, it is agreed that it will not be unreasonable for the Landlord to withhold its consent to a Transfer in any of the following circumstances:

the proposed Transferee does not have a good business or personal reputation, in the Landlord’s opinion, acting reasonably;
the proposed Transferee or any of its principal shareholders (or partners in the event the Transferee is a partnership) has been bankrupt in the ten years preceding the date of the proposed Transfer;
the proposed Transferee does not have financial strength to satisfy all of its obligations under the terms of the Transfer;
there is a history of defaults under commercial leases by the proposed Transferee, or by corporations or partnerships in which the Transferee was a principal shareholder or partner at the time of the defaults;
the Transfer might result in a breach of any agreement by which the Landlord is bound with respect to any part of the Property;
the business proposed to be carried on in the Property by the proposed Transferee is to be changed or will be more burdensome on the Property than the business carried on by the Tenant in the Property;
the Tenant is in default, beyond any applicable cure periods, under any of the terms, covenants and conditions in this Lease on its part to be observed and performed;
the Transfer would involve any Alterations which would lessen the value of the Leasehold Improvements at the Property;
the proposed Transferee is a governmental department, agency, or consulate;
the Landlord is in litigation with the proposed Transferee; and/or the Landlord does not receive sufficient information, material, books or records from the Tenant or the Transferee (or any shareholder of the Tenant or the proposed Transferee if the Tenant or the proposed Transferee is a corporation) to enable the Landlord, in the Landlord’s opinion, to make a determination concerning the matters set out above.

(f)	No Transfer will occur or be effective unless and until any or all of the following have occurred, at the option of the Landlord:
the Landlord has collected from the Tenant or the Transferee a deposit or further deposit to be held as a security deposit pursuant to Section 1.6, such that the Security Deposit held by the Landlord will be equivalent to the amount of the estimated Rent plus HST due in the final month of the Term in respect of the transferred Property;

the Tenant and the Transferee and its indemnifier, if any, have entered into a written agreement to implement any amendments to this Lease to give effect to the Landlord’s exercise of any of its rights hereunder the Transferee has entered into an agreement in writing with the Landlord on the Landlord’s form, agreeing to be bound by all of the Tenant’s obligations under this Lease in respect of the Propy, waiving any right it, or any Person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) and agreeing that in the event of any such proceeding the Landlord will comprise a separate class for voting purposes and a fully-executed copy of such agreement has been delivered to the Landlord, along with a certified cheque for the Landlord’s costs set out in Subsection (b) above;
the Tenant requesting the Transfer (the “Transferor”) will remain liable for the Tenant’s obligations under this Lease and indemnify the Landlord against the Transferee’s failure to perform the Tenant’s obligations after the Transfer and the Transferor will execute a separate agreement to that effect on the Landlord’s standard form;
if the Transfer is a sublease or other transaction other than an assignment, that the Transferee has agreed in writing that all amounts payable by the Transferee each month will be paid directly to the Landlord who will apply the same on account of the Tenant’s obligation under this Lease;
in the event of a sublease, the sublease includes a term whereby the Transferee waives its relief rights under Sections 21 and 39(2) of the Commercial Tenancies Act (Ontario) or similar laws granting relief against forfeiture or termination in other jurisdictions any default of any Transferee will also constitute a default of the Tenant hereunder and if this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or if this Lease is ever terminated by the Landlord as a result of any act or default of any Transferee, the Tenant will nevertheless remain responsible for fulfilment of all obligations of the Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination and will upon the Landlord’s request enter into a new lease for the Property for such balance of the Term and otherwise on the same terms and conditions as in this Lease.

(g)
Once the Landlord’s consent is given, the Transfer must take place within 60 days or the consent will expire and the Transfer may not take place unless the Tenant again complies with the foregoing provisions of this Article. Unless the Transfer is a sublease, the Transferor will have no rights to enforce the Landlord’s obligations under this Lease or to use or occupy the Property after the Transfer. The Transferor will not be entitled to obtain a Transfer back from any Transferee without obtaining the Landlord’s consent under this Article in the same way as for any other Transfer. For any Transfer where the Tenant receives rent in any form or any other amounts from the Transferee that are greater than the Rent payable under this Lease, the Tenant shall pay the excess to the Landlord (in addition to the Rent payable under this Lease). Notwithstanding any Transfer (whether effected with or without Landlord consent), the Transferor will, throughout the Term and any period during which the Transferee overholds, remain liable for the Tenant’s obligations under this Lease and indemnify the Landlord against the Transferee’s failure to perform all of the Tenant’s obligations under this Lease after the Transfer. No Transfer will serve to release the Transferor from all of its obligations as Tenant hereunder.

(h)	Notwithstanding the foregoing, upon twenty (20) days prior notice to the Landlord, the Tenant, without the Landlord’s consent, may enter into and complete any of the following:

a Transfer (other than a “change in control”) to a Related Corporation of the Tenant but only for so long as such Transferee is a Related Corporation, failing which consent from the Landlord shall be required in accordance with and subject to the requirements of Subsections 17.1 (a) to (g) inclusive;
a Transfer (including a “change in control”) to a purchaser that will be acquiring the entire business and undertaking of the Tenant whether by merger, consolidation, reorganization, stock sale, asset sale or otherwise, and including any public offering of the securities of the Tenant;
a Transfer that is a mortgage, charge or debenture (floating or otherwise) of, or in respect of, this Lease; and/or granting the Tenant’s Lender a security interest in accordance with Section
14.5 herein.

17.2	Assignment by Landlord

(a)
If the Landlord assigns this Lease to a Mortgagee or to any other Person the Landlord shall nonetheless be entitled to exercise all rights and remedies reserved under this Lease without providing evidence of the approval or consent of the Mortgagee or other Person.

(b)
If the Landlord sells the Property and assigns this Lease to the purchaser and the purchaser agrees in writing with the Landlord to assume all of the obligations of the Landlord under this Lease, the Landlord shall, on completion of the sale and assignment of Lease, be relieved of all personal liability of any nature and kind whatsoever under this Lease and the purchaser shall be deemed to be the Landlord under this Lease for all purposes.

17.3	Sale to a Competitor of the Tenant

(a)
The Landlord covenants and agrees to provide notice of the Tenant of the Landlord’s intention to sell the Property (the “Landlord’s Intention Notice”) prior to executing an agreement of purchase and sale respecting same. Provided the Tenant is not then in default, the Landlord covenants and agrees not to sell the Property to any purchaser that operates, or to any purchaser in respect of which an affiliate of the purchaser operates, as its principal or primary business, any of the following: the design, manufacture, sale, marketing and servicing of advanced hot runner products (including hot runner systems, manifolds, hot valves, temperature controllers, filter nozzles, gating technologies and replacement parts) and related technology for use in the global plastic injection molding industry, (a “Competing Purchaser”).

(b)
A purchaser shall only be a Competing Purchaser if the Tenant has given the Landlord notice in writing within ten Business Days after receipt of the Landlord’s Intention Notice, of the full corporate names of each entity that is a Competing Purchaser at that time (the “List of Competitive Purchasers”) and the Landlord gives its written approval to such names. Any entity not expressly and fully named in such notice or not agreed to by the Landlord shall be deemed not to be a Competing Purchaser. As at the Commencement Date, the parties agree that Schedule “C” attached hereto is the current list of Competing Purchasers and that the Tenant may propose amendments thereto to the Landlord from time to time for the Landlord’s approval, acting reasonably.

ARTICLE XVIII    GENERAL

18.1	Planning Act Compliance
Notwithstanding any other term or condition herein, this Lease is entered into subject to the express condition that the provisions of the Planning Act (Ontario) as amended and in force from time to time, with respect to subdivision control, shall be complied with. If the Term (including any extensions provided for in this Lease) extends for a period of 21 years or more and a consent is required under the Planning Act (Ontario) to comply with the subdivision control provisions, the Landlord shall apply for same and the Tenant hereby agrees to execute all documentation in respect of same. If the consent has not been obtained within 180 days from the Commencement Date, the parties agree to treat this demise as a Lease for not more than 21 years less one day (the “Shortened Term”) on the same terms and conditions, save and except as to the Term (including any extensions) of the demise.

The Tenant shall have the right at any time during the Shortened Term to apply at its own expense for a consent to extend the Term (including any extensions) to the original length provided for in this Lease.

18.2	Unavoidable Delay / Force Majeure
Whenever and to the extent that either party shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of strike, lock-out, war, act of God or by reason of being unable to obtain material, goods, equipment, services, utility or labour required to enable it to fulfil such obligation or by reason of any Applicable Law or by reason of not being able to obtain any required permission or authority, or by reason of any other cause beyond its control, whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned, but nothing in this Section shall excuse the Tenant from payment of, or entitle it to withhold, Rent.

18.3	Overholding

(a)	If the Tenant remains on the Property or any part thereof after the expiration or other termination of the Term:
without the consent of the Landlord, no yearly or other periodic tenancy will be created but the Tenant will be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except that Base Rent will be twice the amounts payable during the last Lease Year of the Term and subject to such additional obligations and conditions as the Landlord may impose by notice to the Tenant; or
with the consent of the Landlord and agreement as to the Rent payable, then the tenancy will be month to month at the Rent agreed and otherwise on the terms and conditions of this Lease excluding any options thereby granted, which tenancy may be terminated by either party on at 30 days’ notice to the other; or
with the consent of the Landlord but no agreement as to the Rent payable, then the tenancy will be month-to-month at a Base Rent equal to 150% of the Base Rent payable during the last Lease Year of the Term and otherwise on the terms and conditions of this Lease excluding any options thereby granted, which tenancy may be terminated by either party on at least 30 days’ notice to the other.

(b)
The Landlord may recover possession of the Property during any period with respect to which the Tenant has prepaid the amounts payable under Subsection (a) and this Section in no way limits the Landlord’s rights to recover possession of the Property nor does it affect any other rights of the Landlord.

(c)
The Tenant will promptly indemnify and hold the Landlord harmless from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the Property after the expiry or termination of the Term (including any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the costs of overtime work or otherwise).

(d)
The Tenant acknowledges and agrees that during any period of occupancy by the Tenant after the expiration of the Term, the Tenant shall continue to be bound by the covenants and agreements in this Lease reserved and contained on the part of the Tenant to be paid, observed and performed, subject to the provisions of Subsection (a) above.

18.4	Entire Agreement
The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out or imported by reference in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant with respect to the Property. No amendment, alteration or addition to this Lease will be binding on Landlord or Tenant, unless it is in writing and signed by both parties.

18.5	Successors
This Lease shall extend to, be binding on and enure to the benefit of the parties and their respective heirs, legal personal representatives, successors and assigns (as limited by the provisions of this Lease) and shall be interpreted in accordance with the laws of the Province of Ontario and the parties attorn to the jurisdiction of the courts of Ontario.

18.6	Remedies Cumulative
All rights and remedies of the Landlord set forth in this Lease shall be cumulative and not alternative.

18.7	Delivery of Notices
All notices, payments, consents, demands or other documents required or which may be given under this Lease (a “Notice”) shall be in writing and delivered or transmitted by registered or certified mail or sent by facsimile (with confirmation of transmission) to the Tenant at the address or facsimile set out in Subsection 1.1(a)(xi) of the Summary of Terms and to the Landlord at the address or facsimile set out in Subsection 1.1(a)(x) of the Summary of Terms with a copy to the Landlord’s property manager at the address or facsimile set out in at Subsection 1.1(a)(xii) of the Summary of the Terms. Any Notice delivered personally or by prepaid courier service is deemed to have been given and received on the day it so delivered at such address, provided that if such day is not a Business Day such Notice is deemed to have been given and received on the next following Business Day. Any Notice sent by registered or certified mail is deemed to have been given and received on the third Business Day following the date of mailing. Any Notice transmitted by fax is deemed to have been given and received on the day of transmission provided that if such day is not a Business Day or the transmission is not completed before 5:00 p.m. (Toronto time) on such day, the Notice is deemed to have been given and received on the first Business Day after its transmission. If the postal system is disrupted by labour strife, then no Notice shall be delivered or sent by registered or certified mail. Any party may from time to time by notice given as provided above change its address for service. The Tenant shall provide the Landlord with the contact name and title of the Tenant’s representative and the land line phone number, cell phone number and email address for such representative forthwith following execution of this Lease. The Tenant shall update such information from time to time upon request by the Landlord or upon change to any of the foregoing information.

18.8	Registration
The Tenant shall not register this Lease without the written consent of the Landlord, which consent may be unreasonably or arbitrarily withheld. The Tenant shall be entitled to register a notice of lease (“Notice of Lease”), provided that such Notice of Lease shall only describe the parties, the Property, the Term and any extension options and restrictive covenants, if any. Any Notice of Lease shall be prepared by the Tenant’s solicitors, but shall be subject to the approval of the Landlord and its solicitors and shall be registered at the Tenant’s expense. The Tenant shall bear the reasonable costs of the Landlord with respect to the review by the Landlord’s solicitors of the Notice of Lease. The Tenant agrees to register at its own expense a discharge and/or other deletion of the Notice of Lease from title to the Property on or before the end of the Term. If the Tenant fails to remove the Notice of Lease at the end of the Term, it shall be responsible for any costs incurred by the Landlord in removing such Notice on Lease on the Tenant’s behalf (including legal and registration costs). The Tenant hereby irrevocably appoints the Landlord as its attorney to execute any documentation required to discharge and/or delete the Notice of Lease from title to the Property on the Tenant’s behalf.

18.9	Privacy Consent
The Tenant consents to the collection and use of its personal information, as provided directly or collected from third parties, for the purposes of the Landlord considering the suitability of the Tenant, both prior to and during the Term, including the disclosure of such information to credit reporting agencies, existing and potential lenders, investors and purchasers. The consent given under this Section shall be deemed to have been given under the Personal Information and Protection of Electronic Documents Act (Canada) and any amending or successor legislation or any Applicable Laws governing the protection of personal information.

18.10	Currency
All sums of monies expressed herein are in Canadian dollars.

18.11	No Partnership
The Landlord does not in any way or for any purpose become a partner of the Tenant, in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created by this Lease or any dealings between the Landlord and the Tenant.

18.12	No Brokerage Commission
The Tenant represents and warrants to the Landlord that no broker or agent (other than the broker or agent authorized in writing by the Landlord) negotiated or was instrumental in negotiating or consummating this Lease. Notwithstanding the foregoing, any broker or agent of the Tenant shall be paid by the Tenant to the exoneration of the Landlord.

18.13	Confidentiality
The Tenant acknowledges that the disclosure of any of the terms of this Lease, including the Rent payable hereunder, may prejudice the Landlord’s relations with others, including existing tenants and/or proposed tenants, or may otherwise harm the Landlord. The Tenant hereby undertakes not to disclose the terms or conditions of this Lease to any other Person, other than as may be required by Applicable Laws.

18.14	Time of the Essence
Time will be of the essence of this Lease and every part hereof.

18.15	Governing Law
This Lease will be construed, interpreted and enforced in accordance with and the respective rights and obligations of the parties will be governed by, the laws of the province of Ontario and the federal laws of Canada applicable therein.

18.16	No Contra Proferentum
This Lease has been negotiated and approved by the Landlord and the Tenant and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either Landlord or Tenant by reason of the authorship of any of the provisions contained in this Lease.

18.17	PDF Lease and/or Amendments
This Lease and any and all amendments thereto may be executed in counterparts and such counterparts will for all purposes constitute one agreement binding the parties. The Landlord and the Tenant acknowledge and agree that this Lease and any amendments hereto may be communicated by facsimile transmission or email with pdf attachments, which will be equally binding and duly accepted as an original agreement. Acceptance will be deemed communicated at the time and on the date of faxing or email transmission. The Landlord and the Tenant agree to execute two copies of this Lease on the same paper document and provide each other an original “inked” paper copy of this Lease immediately following acceptance, so that each party will have a fully-inked original paper copy hereof for its file (and the same shall apply to any and all amendments to this Lease), however failure to do so does not invalidate this Lease or any amendments thereto
IN WITNESS WHEREOF the Landlord and the Tenant have duly executed this Lease.
[signature page follows]

SKYLINE COMMERCIAL REAL ESTATE HOLDINGS INC.,
by its property manager and authorized agent, SKYLINE COMMERCIAL MANAGEMENT INC.

Per:	/s/ Maria Duckett Maria Duckett
Vice-President
I have authority to bind the corporation

MOLD-MASTERS (2007) LIMITED

Per:	/s/ Rebecca Bloemberg Name: Rebecca Bloemberg
Title: Authorized Signing Officer
I have authority to bind the corporation

SCHEDULE “A”
MUNICIPAL ADDRESS AND LEGAL DESCRIPTION

Municipal Address:
233 and 239 Armstrong Avenue, Georgetown (Halton Hills), Ontario
Legal Description:
Part Lot 8, Plan 617, Part 1 on Reference Plan 20R-3242;
Part Lots 8 & 9, Plan 617, Part 2, on Reference Plan 20R3242; together with 547033; Halton Hills
PIN 25059-0032

SCHEDULE “B” ENVIRONMENTAL QUESTIONNAIRE

Tenant’s Name:

Address:

Mold-Masters (2007) Limited

Property:	233 and 239 Armstrong Avenue,
Georgetown (Halton
Hills), Ontario

Telephone:    (    )    Fax:    (    )      Person Responsible:

a)	Describe the business activities carried on at the Property and specify raw materials used, goods manufactured and any resulting waste materials or by-products that are generated;

b)
Will the business activities to be carried on at the Property entail the use, generating or storing of any Hazardous Substances in any quantity? (including but not limited to chemical products, degreasers, corrosives, flammable or combustibles, fuels, solvents, paints, medication, oil, gas, batteries, extinguisher, etc.)

NO    D    YES    D    (If so, describe…)

c)	Indicate the approximate amounts of Hazardous Substances, which will be used or generated, monthly or annually, at the Property.

d)	How do you intend to store the Hazardous Substances described in c)?

e)	How will you dispose of the Hazardous Substances generated at the Property by your business and who will be the carrier?

f)
Will the business activities to be carried on at the Property require that you obtain any certificate of authorization, permit or environmental approvals, or provide environmental data (i.e. NPRI or Ontario Reg. 127) to government agencies?

NO    D    YES    D    (If so, give details and attach your certificate)

g)
Will the business activities to be carried on at the Property entail the discharge of Hazardous Substances into the sewer system, water system or into the air? If so, will pollution control equipment be required at the Property to comply with Environmental Laws?

NO    D    YES    D    (If so, give details and list standards to be met)

h)
Will the business activities to be carried on at the Property necessitate the installation of an underground or surface storage tank at the Property or on the Common Facilities or elsewhere in the Building?

NO    D    YES    D    (If so, describe in detail the tank to be installed and material to be stored)

i)	Do you intend to have prevention training or an emergency plan in place to prevent an environmental incident or to deal with one if it occurs?
NO    D    YES    D    (If so, give details and attach a copy of the plan and/or training procedure)

j)	Do you have an environmental management program in place?
NO    D    YES    D    (If so, give details and attach a copy of the program)

k)	Do you have appropriate insurance to handle Hazardous Substances?
NO    D    YES    D    (If so, give details and attach a copy of the policy)

DATE:    MOLD-MASTERS (2007) LIMITED

Per:
Name:
Title:
I have authority to bind the corporation

SCHEDULE “C” COMPETING PURCHASERS

Hot Runners and Controllers

Husky Injection Molding Systems Ltd. Yudo Co Ltd.
Thermoplay S.p.A.

Hasco Hasenclever GmbH + Co KG- Lüdenscheid Incoe Corporation
Otto Männer GmbH Synventive Molding Solutions DME Co.
Mastip Technology Ltd. Polyshot Corporation, Inc.
INglass-HRSFlow group- INglass S.p.A. GÜNTHER Heisskanaltechnik GmbH EWIKON Heißkanalsysteme GmbH PSG Plastic Service GmbH DELACHAUX Group
MHT Mold & Hotrunner Technology AG Groupe RUNIPSYS SAS
Gammaflux L.P.

HEITEC Heisskanaltechnik GmbH Hotway Co, Ltd.
Melt Design Inc.

Mold Hotrunner Solutions Inc Osco Inc.
Thermodyne Hot runner Systems

Plastic Engineering & Technical Services, Inc. SCHÖTTLI AG Mould Technology
Top Grade Molds Ltd. StackTeck Inc.
Volastic Co. Ltd. Fast Heat, Inc.

Hotsys Co. Ltd Seiki Corporation Mould Tip (China) KLN (China) Eden (Taiwan)
Moldmax (Taiwan)

PET / Preform Tooling

Husky Injection Molding Systems Ltd. Guangzhou Huayan Precision Machinery Co., Ltd. KISAN Precision Co., Ltd.
MHT Mold & Hotrunner Technology AG Otto Hofstetter AG
PETone Yudo Co Ltd.
Sacmi Imola S.C

Sino-Mold Industrial Co., Ltd. SIPA S.p.A, Zoppas Industries
Auxiliary Injection Units

Babyplast - CRONOPLAST, S.L. MGS Manufacturing Group
Otto Männer GmbH

PLASDAN-Máquinas para plásticos, lda

and, in each case, any affiliates of the forgoing for which the Landlord has been given the full name pursuant to Section 17.3 hereof.

SCHEDULE “D”
INDEMNITY
THIS INDEMNITY AGREEMENT is made as of the    day of    , 2017, BETWEEN:

SKYLINE COMMERCIAL REAL ESTATE HOLDINGS INC.,
by its property manager and authorized agent,
SKYLINE COMMERCIAL MANAGEMENT INC.
(the “Landlord”)

- and –

MILACRON HOLDINGS CORP. (the “Indemnifier”)

In order to induce the Landlord to sign the lease between the Landlord and Mold-Masters (2007) Limited as tenant (the “Tenant”), dated June 22, 2017 respecting certain Property described on Exhibit “A” attached hereto (the “Lease”), the Indemnifier agrees with the Landlord as follows:

1.	All capitalized terms used herein or as defined in the Lease unless expressly defined herein.

2.	Throughout the Term, the Indemnifier shall:

(a)	promptly pay all Rent and any other amounts payable by the Tenant under the Lease, whether to the Landlord or anyone else as directed by the Landlord;

(b)	promptly perform each and every obligation of the Tenant under the Lease; and

(c)	indemnify and protect the Landlord from any Claims if the Tenant fails to pay the Rent or other amounts or to perform any of its obligations under the Lease when due.
The Indemnifier is not a mere guarantor; the Indemnifier is primarily responsible for the Tenant’s obligations under the Lease.

3.
Even if there is an Early Termination, the Indemnifier will remain obligated under this Agreement throughout the Term as though the Early Termination had not occurred. An “Early Termination” means a disaffirmance, disclaimer, repudiation, rejection or termination of the Lease (as a result of court proceedings or otherwise), or a surrender of the Lease which the Landlord did not accept in writing, which occurs prior to the expiry date of the Term. If there is an Early Termination, the Indemnifier will, at the Landlord’s option, become the Landlord’s tenant on the terms of the Lease.

4.	The obligations of the Indemnifier in this Agreement are absolute and unconditional. The Indemnifier’s obligations under this Agreement will not be affected by:

(a)	any modifications to the Tenant’s rights or obligations under the Lease;

(b)	the fact that the Landlord does not enforce any of the terms of the Lease;

(c)	any Transfer of the Lease by the Tenant or by any trustee, receiver or liquidator;

(d)	any consent which the Landlord gives to any Transfer;

(e)	any waiver by the Tenant of its rights under the Lease;

(f)	any additional security accepted by the Landlord from the Tenant;

(g)	the expiry of the Term;

(h)	the release or discharge of the Tenant by the Landlord or in any receivership, bankruptcy, winding-up or other creditors’ proceedings or by operation of law;

(i)	lack of notice of any of the foregoing; or

(j)
any repossession of either or both of the Property by the Landlord, except that if the Landlord re-lets either or both of the Property then the payments received by the Landlord (after deducting all costs and expenses of repossessing and re-letting the Property) will be credited by the Landlord against the Indemnifier’s obligations under this Agreement.

5.	The address of the Indemnifier is:

10200 Alliance Road, Suite 200
Cincinnati, Ohio 45242

Attention: General Counsel Fax: (513) 487-5086
The Landlord is not required to notify the Indemnifier that the Landlord has accepted this Agreement or that the Tenant has failed to perform any of its obligations under the Lease. Nevertheless, if the Landlord wishes to send any notice, consent, demand or other documents (“Notice”) to the Indemnifier, the Landlord will deliver such Notice in writing by delivery or by transmitting same by registered or certified mail or by sending same by facsimile (with confirmation of transmission) to the Indemnifier at the address above. Any Notice delivered personally or by prepaid courier service is deemed to have been given and received on the day it so delivered at such address, provided that if such day is not a Business Day such Notice is deemed to have been given and received on the next following Business Day. Any Notice sent by registered or certified mail is deemed to have been given and received on the third Business Day following the date of mailing. Any Notice transmitted by fax is deemed to have been given and received on the day of transmission provided that if such day is not a Business Day or the transmission is not completed before 5:00 p.m. (Toronto time) on such day, the Notice is deemed to have been given and received on the first Business Day after its transmission. If the postal system is disrupted by labour strife, then no Notice shall be delivered or sent by registered or certified mail. The Indemnifier party may from time to time by notice given as provided in the Lease change its address, contact name and/or fax number for service.

6.	If there is a default under the Lease or under this Agreement, the Landlord will not be required to:

(a)	proceed against or pursue anything against the Tenant first;

(b)	proceed against any security of the Tenant held by the Landlord; or

(c)	pursue any other remedy whatsoever.

7.
Even though the Landlord may have already taken action against the Indemnifier under this Agreement because of a default under the Lease and whether or not that action has succeeded or been completed, the Landlord may take further action against the Indemnifier under this Agreement if there is any further default under the Lease.

8.
The Indemnifier hereby consents to the collection and use of its personal information, as provided directly or collected from third parties, for the purposes of the Landlord determining the suitability of the Indemnifier, both prior to and during the Term of the Lease, including the disclosure of such information to credit reporting agencies, existing and potential lenders, investors and purchasers. The consent given under this Section shall be deemed to have been given under the Personal Information and Protection of Electronic Documents Act (Canada) and any amending or successor legislation or any applicable federal and provincial acts governing the protection of personal information. The Indemnifier hereby consents to the Landlord performing a credit check of the Indemnifier at any time during the Term.

9.	This indemnity can only be modified in writing, signed by both the Indemnifier and the Landlord.

10.	If two or more parties are named as Indemnifier, each party is responsible for the obligations of the Indemnifier, both individually and together with the others.

11.
All of the terms of this Agreement apply to the Indemnifier and to the Indemnifer’s heirs, executors, administrators, personal legal representatives, successors and assigns and may be enforced by the Landlord, its successors and assigns and any Mortgagee. This Agreement may be assigned by the Landlord. This Agreement may not be assigned by the Indemnifier.

12.
This Agreement will be construed, interpreted and enforced in accordance with and the respective rights and obligations of the parties will be governed by, the laws of the province of Ontario and the federal laws of Canada applicable therein.

13.	The Indemnifier acknowledges having been provided with an original or copy of the executed Lease and has reviewed the terms and conditions contained therein.

14.
This Agreement and any and all amendments thereto may be executed in counterparts and such counterparts will for all purposes constitute one agreement binding the parties. The parties acknowledge and agree that this Agreement and any amendments hereto may be communicated by facsimile transmission or email with pdf attachments, which will be equally binding and duly accepted as an original agreement

[signature page follows]

IN WITNESS WHEREOF, the Landlord and the Indemnifier have signed this Agreement as of the day and year above first written.

SKYLINE COMMERCIAL REAL ESTATE HOLDINGS INC.,
by its property manager and authorized agent, SKYLINE COMMERCIAL MANAGEMENT INC.

[DO NOT EXECUTE THIS SCHEDULE]

Per:	Name:
Vice-President
I have authority to bind the corporation

MILACRON HOLDINGS CORP.

[DO NOT EXECUTE THIS SCHEDULE]

Per:	Name:
Title:
I have authority to bind the corporation

EXHIBIT “A”
MUNICIPAL ADDRESS AND LEGAL DESCRIPTION

Municipal Address:
233 and 239 Armstrong Avenue, Georgetown (Halton Hills), Ontario
Legal Description:
Part Lot 8, Plan 617, Part 1 on Reference Plan 20R-3242;
Part Lots 8 & 9, Plan 617, Part 2, on Reference Plan 20R3242; together with 547033; Halton Hills
PIN 25059-0032